FIRST HORIZON ASSET SECURITIES INC.

Depositor

FIRST HORIZON HOME LOANS

Master Servicer

and

THE BANK OF NEW YORK

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of September 1, 2007

FIRST HORIZON ALTERNATIVE MORTGAGE SECURITIES TRUST 2007-AA3

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AA3

i

ii

SECTION 10.5 Sarbanes-Oxley Certification.	98
SECTION 10.6 Form 15 Filing.	98
SECTION 10.7 Report on Assessment of Compliance and Attestation.	98
SECTION 10.8 Use of Subservicers and Subcontractors.	99
SECTION 10.9 Amendments.	100

ARTICLE XI MISCELLANEOUS PROVISIONS	101
SECTION 11.1 Amendment.	101
SECTION 11.2 Recordation of Agreement; Counterparts.	102
SECTION 11.3 Governing Law.	103
SECTION 11.4 Intention of Parties.	103
SECTION 11.5 Notices.	103
SECTION 11.6 Severability of Provisions.	101
SECTION 11.7 Assignment.	105
SECTION 11.8 Limitation on Rights of Certificateholders.	105
SECTION 11.9 Inspection and Audit Rights.	105
SECTION 11.10 Certificates Nonassessable and Fully Paid.	106
SECTION 11.11 Limitations on Actions; No Proceedings.	106
SECTION 11.12 Acknowledgment of Seller.	106

SCHEDULES
Schedule I:	Mortgage Loan Schedule	S-I-1
Schedule II:	Representations and Warranties of the Master Servicer	S-II-1
Schedule III:	Form of Monthly Master Servicer Report	S-III-1

EXHIBITS

Exhibit A:	Form of Senior Certificate	A-1
Exhibit B:	Form of Subordinated / Regulation S Certificate	B-1
Exhibit C:	Form of Residual Certificate	C-1
Exhibit D:	Form of Reverse of Certificates	D-1
Exhibit E:	Form of Initial Certification	E-1
Exhibit F:	Form of Delay Delivery Certification	F-1
Exhibit G:	Form of Subsequent Certification of Custodian	G-1
Exhibit H:	Transfer Affidavit	H-1
Exhibit I:	Form of Transferor Certificate	I-1
Exhibit J:	Form of Investment Letter [Non-Rule 144A]	J-1
Exhibit K:	Form of Rule 144A Letter	K-1
Exhibit L:	Request for Release (for Trustee)	L-1
Exhibit M:	Request for Release (Mortgage Loan)	M-1
Exhibit N-1:	Form of Annual Certification (Subservicer)	N-1-1
Exhibit N-2:	Form of Annual Certification (Trustee)	N-2-1
Exhibit O:	Form of Servicing Criteria to be Addressed in Assessment of Compliance	O-1
Exhibit P:	List of Item 1119 Parties	P-1
Exhibit Q:	Form of Sarbanes-Oxley Certification	Q-1

iii

THIS POOLING AND SERVICING AGREEMENT, dated as of September 1, 2007, among FIRST HORIZON ASSET SECURITIES INC., a Delaware corporation, as depositor (the “Depositor”), FIRST HORIZON HOME LOANS, a division of First Tennessee Bank National Association, a national banking association, as master servicer (the “Master Servicer”), and THE BANK OF NEW YORK, a banking corporation organized under the laws of the State of New York, as trustee (the “Trustee”).

WITNESSETH THAT

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of a single REMIC, the “2007-AA3 REMIC.” The Certificates will represent the entire beneficial ownership interest in the Trust Fund. The Regular Certificates will represent “regular interests” in the 2007-AA3 REMIC. The Class A-R Certificates will represent the residual interest in the 2007-AA3 REMIC. The “latest possible maturity date” for federal income tax purposes of the 2007-AA3 REMIC regular interests created hereby will be the Latest Possible Maturity Date.

The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different amount):

[Remainder of Page Intentionally Left Blank]

Class Designation	Initial Class Certificate Balance	Initial Pass Through Rate		Minimum Denomination	Integral Multiples in Excess Minimum		Final Scheduled Distribution Date(1)
Class A-1	$113,428,750.00	6.750%	(2)	$25,000		$1,000	November 2037
Class A-2	$60,223,640.00	6.750%	(2)	$25,000		$1,000	November 2037
Class A-3	$13,070,610.00	6.750%	(2)	$25,000		$1,000	November 2037
Class A-R	$100.00	6.750%	(2)	$100	$	N/A	November 2037
Class B-1	$8,031,000.00	6.750%	(2)	$100,000		$1,000	November 2037
Class B-2	$2,008,000.00	6.750%	(2)	$100,000		$1,000	November 2037
Class B-3	$1,205,000.00	6.750%	(2)	$100,000		$1,000	November 2037
Class B-4	$1,205,000.00	6.750%	(2)	$100,000		$1,000	November 2037
Class B-5	$1,003,000.00	6.750%	(2)	$100,000		$1,000	November 2037
Class B-6	$603,251.98	6.750%	(2)	$100,000		$1,000	November 2037

(1) The actual final payment on the Certificates could occur earlier or later than the Final Scheduled Distribution Date.

(2) The Pass-Through Rates for the Certificates for each subsequent Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs, after taking into account scheduled payments of principal on that date and any Principal Prepayments received on or after such date and distributed to Certificateholders on the prior Distribution Date.

Accretion Directed Certificates	None.
Accrual Certificates	None.
Accrual Components	None.
Book-Entry Certificates
All Classes of Certificates other than the Physical Certificates; provided that the Physical Certificates evidencing the Class B-1, Class B-2 and Class B-3 Certificates may, at the election of the related Holder(s), be exchanged for Book-Entry Certificates upon the registration of an offering thereof under the Securities Act and upon delivery of written notice of such election by such Holder(s) to the Trustee.

COFI Certificates	None.
Component Certificates	None.
Components	None.
Delay Certificates	All interest-bearing Classes of Certificates other than the Non-Delay Certificates, if any.
ERISA-Restricted Certificates	The Residual Certificates, Private Certificates and Certificates of any Class that no longer satisfy the applicable rating requirement of the Underwriters’ Exemption.
Floating Rate Certificates	None.
Insured Retail Certificates	None.
Inverse Floating Rate Certificates	None.
LIBOR Certificates	None.
Non-Delay Certificates	None.
Notional Amount Components	None.
Notional Amount Certificates	None.
Offered Certificates	All Classes of the Certificates other than the Private Certificates.
Physical Certificates
The Residual Certificates and the Private Certificates; provided that the Physical Certificates evidencing the Class B-1, Class B-2 and Class B-3 Certificates may, at the election of the related Holder(s), be exchanged for Book-Entry Certificates upon the registration of an offering thereof under the Securities Act and upon delivery of written notice of such election by such Holder(s) to the Trustee.

Planned Principal Classes	None.
Principal Only Certificates	None.
Private Certificates
The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; provided that the Class B-1, Class B-2 and Class B-3 Certificates shall no longer be deemed Private Certificates but will instead be deemed Offered Certificates upon the registration of an offering thereof under the Securities Act and upon delivery of written notice thereof by the related Holder(s) to the Trustee.

Rating Agencies
S&P and Fitch; except that, for the purposes of the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, S&P shall be the sole Rating Agency. The Class B-6 Certificates will not be rated.

Regular Certificates	All Classes of Certificates, other than the Residual Certificates.
Residual Certificates	The Class A-R Certificates.
Scheduled Principal Classes	None.
Senior Certificates	The Class A-1, Class A-2, Class A-3 and Class A-R Certificates, collectively.
Senior Mezzanine Certificates	The Class A-3 Certificates.
Subordinated Certificates	The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.
Super Senior Certificates	The Class A-1 Certificates.
Super Senior Mezzanine Certificates	The Class A-2 Certificates.
Support Classes	None.
Targeted Principal Classes	None.
Underwriter	FTN Financial Capital Markets, a division of First Tennessee Bank National Association.

With respect to any of the foregoing designations as to which the corresponding reference is “None,” all defined terms and provisions herein relating solely to such designations shall be of no force or effect, and any calculations herein incorporating references to such designations shall be interpreted without reference to such designations and amounts. Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

ARTICLE I
DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

2007-AA3 REMIC: The segregated pool of assets consisting of the Trust Fund.

Accrued Certificate Interest: For any Class of Certificates for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Class Certificate Balance of such Class of Certificates immediately prior to such Distribution Date, less such Class’ share of any Net Interest Shortfall.

Additional Designated Information: As defined in Section 10.2.

Adjusted Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the Master Servicing Fee Rate.

Adjusted Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Expense Fee Rate.

Adjustment Date: A date specified in each Mortgage Note as a date on which the Mortgage Rate on the related Mortgage Loan will be adjusted.

Advance: The payment required to be made by the Master Servicer with respect to any Distribution Date pursuant to Section 4.1, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the Master Servicing Fee and net of any net income in the case of any REO Property) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Master Servicer has determined would constitute a Nonrecoverable Advance if advanced.

Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

Allocable Share: With respect to any Class of Subordinated Certificates on any Distribution Date, such Class’ pro rata share (based on the Class Certificate Balance of each Class entitled thereto) of the Subordinated Optimal Principal Amount; provided, that, except as provided in this Agreement, no Subordinated Certificates (other than the Class of Subordinated Certificates with the highest priority of distribution) shall be entitled on any Distribution Date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Subordinated Optimal Principal Amount unless the Class Prepayment Distribution Trigger for such Class is satisfied for such Distribution Date.

Alternative Title Product: Any one of the following: (i) Lien Protection Insurance issued by Integrated Loan Services or ATM Corporation of America, (ii) a Mortgage Lien Report issued by EPN Solutions/ACRAnet, (iii) a Property Plus Report issued by Rapid Refinance

Service through SharperLending.com, or (iv) such other alternative title insurance roduct that the Seller utilizes in connection with its then current underwriting criteria.

Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Certificate Account at the close of business on the related Determination Date on account of (i) Principal Prepayments received after the related Prepayment Period and Liquidation Proceeds received in the month of such Distribution Date and (ii) all Scheduled Payments due after the Due Date.

Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; (ii) with respect to a Refinancing Mortgage Loan other than a Streamlined Documentation Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan; and (iii) with respect to a Streamlined Documentation Mortgage Loan, (a) if the loan-to-value ratio with respect to the Original Mortgage Loan at the time of the origination thereof was 90% or less, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of the Original Mortgage Loan and (b) if the loan-to-value ratio with respect to the Original Mortgage Loan at the time of the origination thereof was greater than 90%, the value of the Mortgaged Property based upon the appraisal (which may be a drive-by appraisal) made at the time of the origination of such Streamlined Documentation Mortgage Loan.

Available Funds: With respect to any Distribution Date, an amount equal to the sum of:

•
all scheduled installments of interest, net of the Master Servicing Fee, the Trustee Fee, any expenses and indemnities due to the Master Servicer and all scheduled installments of principal due in respect of the Mortgage Loans on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any Advances in respect thereof;

•
all Insurance Proceeds, Liquidation Proceeds and Unanticipated Recoveries received in respect of the Mortgage Loans during the calendar month before the Distribution Date, which in each case is net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any;

•	all Principal Prepayments received in respect of the Mortgage Loans during the related Prepayment Period, plus interest received thereon, net of any Prepayment Interest Excess;

•
any Compensating Interest in respect of Principal Prepayments in Full received in respect of the Mortgage Loans during the related Prepayment Period (or, in the case of the first Distribution Date, from the Cut-off Date); and

•
any Substitution Adjustment Amount or the Purchase Price for any Deleted Mortgage Loan or a Mortgage Loan repurchased by the Seller or the Master Servicer as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts that the Master Servicer is entitled to be reimbursed for out of the Certificate Account pursuant to this Agreement.

Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

Bankruptcy Coverage Termination Date: The date on which the Bankruptcy Loss Coverage Amount is reduced to zero.

Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

Bankruptcy Loss Coverage Amount: As of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Certificates since the Cut-off Date and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trustee to the effect that any such reduction will not result in a downgrading of the then current ratings assigned to the Classes of Certificates rated by it. As of any Distribution Date on or after the Cross-over Date, the Bankruptcy Loss Coverage Amount will be zero.

Blanket Mortgage: The mortgage or mortgages encumbering the Cooperative Property.

Book-Entry Certificates: As specified in the Preliminary Statement.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of Dallas, or the State of Texas or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

Certificate Account: The separate Eligible Account or Accounts created and maintained by the Master Servicer pursuant to Section 3.5 with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of Certificateholders and designated “First Horizon Home Loans in trust for the registered holders of First Horizon Asset Securities Inc. Mortgage Pass-Through Certificates, Series 2007-AA3.”

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance: With respect to any Certificate and as of any Distribution Date, the principal balance of such Certificate on the date of the initial issuance of such Certificate, as reduced by:

(a) all amounts distributed on previous Distribution Dates on such Certificate on account of principal,

(b) the principal portion of all Realized Losses previously allocated to such Certificate, and

(c) in the case of a Subordinated Certificate, such Certificate’s pro rata share, if any, of the Subordinated Certificate Writedown Amount for previous Distribution Dates.

Certificate Register: The register maintained pursuant to Section 5.2 hereof.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Seller or any affiliate or agent of the Depositor or the Seller shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Certification Party: As defined in Section 10.5.

Certifying Person: As defined in Section 10.5.

Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class Certificate Balance: With respect to any Class of Certificates and as of any Distribution Date the aggregate of the Certificate Principal Balances of all Certificates of such Class as of such date, plus the amount of any Unanticipated Recoveries added to the Class Certificate Balance of such Class of Certificate pursuant to Section 4.2(f).

Class Prepayment Distribution Trigger: For a Class of Subordinated Certificates (other than the Class of Subordinated Certificates with the highest priority of distribution), a trigger that is satisfied on any Distribution Date on which a fraction (expressed as a percentage), the numerator of which is the aggregate of the Class Certificate Balance of such Class and each Class subordinate thereto, if any, and the denominator of which is the Pool Principal Balance with respect to such Distribution Date, equals or exceeds such percentage calculated as of the Closing Date.

Closing Date: September 27, 2007.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

COFI: Not applicable.

COFI Certificates: Not applicable.

Compensating Interest: As to any Distribution Date and any Principal Prepayment in respect of a Mortgage Loan that is received during the period from the sixteenth day of the month (or, in the case of the first Distribution Date, from the Cut-off Date) prior to the month of such Distribution Date through the last day of such month, an additional payment made by the Master Servicer, to the extent funds are available from the Master Servicing Fee, equal to the amount of interest at the Adjusted Net Mortgage Rate for that Mortgage Loan from the date of the prepayment to the related Due Date; provided that the aggregate of all such payments as to the Mortgage Loans shall not exceed 0.0083% of the Pool Principal Balance as of the related Determination Date, and provided further that if a partial Principal Prepayment is applied on or after the first day of the month following the month of receipt, no additional payment is required for such Principal Prepayment.

Component: Not applicable.

Component Balance: Not applicable.

Component Certificates: Not applicable.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Coop Shares: Shares issued by a Cooperative Corporation.

Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

Cooperative Unit: A single family dwelling located in a Cooperative Property.

Corporate Trust Office: The designated office of the Trustee in the State of New York at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at The Bank of New York, 101 Barclay Street, 4W, New York, New York 10286 (Attn: Corporate Trust Administration—First Horizon Asset Securities Inc. Series 2007-AA3), facsimile no. (212) 815-3986, and which is the address to which notices to and correspondence with the Trustee should be directed.

Cross-over Date: The Distribution Date on which the Class Certificate Balance of each Class of Subordinated Certificates has been reduced to zero.

Custodial Agreement: The Custodial Agreement dated as of September 27, 2007 by and among the Trustee, the Master Servicer and the Custodian.

Custodian: First Tennessee Bank National Association, a national banking association, and its successors and assigns, as custodian under the Custodial Agreement.

Cut-off Date: September 1, 2007.

Cut-off Date Pool Principal Balance: $200,778,351.98.

Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.2 or 2.3.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.2(e).

Delay Certificates: As specified in the Preliminary Statement.

Delay Delivery Mortgage Loans: The Mortgage Loans for which all or a portion of a related Mortgage File is not delivered to the Trustee on the Closing Date. The number of Delay Delivery Mortgage Loans shall not exceed 25% of the aggregate number of Mortgage Loans as of the Closing Date.

Deleted Mortgage Loan: As defined in Section 2.3(b) hereof.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the Percentage Interest appearing on the face thereof.

Depositor: First Horizon Asset Securities Inc., a Delaware corporation, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: As to any Distribution Date, the earlier of (i) the third Business Day after the 15th day of each month, and (ii) the second Business Day prior to the related Distribution Date.

Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.5 in the name of the Trustee for the benefit of the Certificateholders and designated “The Bank of New York, in trust for registered Holders of First Horizon Asset Securities Inc. Mortgage Pass-Through Certificates, Series 2007-AA3.” Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Account Deposit Date: As to any Distribution Date, 1:30 p.m. Central time on the Business Day immediately preceding such Distribution Date.

Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in October 2007.

Due Date: With respect to any Distribution Date, the first day of the month in which the related Distribution Date occurs.

EDGAR: The SEC’s Electronic Data Gathering, Analysis and Retrieval system.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) are rated at least “A-2” by S&P (in the case of the Certificate Account or the Distribution Account), “P 1” by Moody’s and “F1+” by Fitch (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to each of the Master Servicer and the Trustee) with respect to such account or accounts at the time any amounts are held on deposit therein, or (ii) a trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee. In the event the depository institution no longer meets the applicable S&P rating requirement specified above, the funds on deposit therein in connection with this transaction shall be transferred to an Eligible Account within 30 days.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting: With respect to any ERISA-Restricted Certificate, a best efforts or firm commitment underwriting or private placement that meets the requirements of the Underwriters’ Exemption.

ERISA-Restricted Certificate: As specified in the Preliminary Statement.

Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.6(a) hereof.

Event of Default: As defined in Section 7.1 hereof.

Excess Loss: The amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Deficient Valuation realized after the Bankruptcy Coverage Termination Date.

Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds, Insurance Proceeds and/or Unanticipated Recoveries in respect of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Master Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.8(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Act Reports: Any reports on Form 10-D, Form 8-K and Form 10-K required to be filed by the Depositor with respect to the Trust Fund under the Exchange Act.

Expense Fee Rate: As to each Mortgage Loan, the sum of the related Master Servicing Fee Rate and the Trustee Fee Rate.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Final Scheduled Distribution Date: For each Certificate, as specified in the Preliminary Statement.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

First Horizon: First Horizon Home Loans, a division of First Tennessee Bank National Association, a national banking association, which is a wholly owned subsidiary of First Horizon National Corporation, a Tennessee corporation.

Fitch: Fitch Ratings and its successors and/or assigns. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.5(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Residential Mortgage Surveillance Group, or such other address as Fitch may hereafter furnish to the Depositor and the Master Servicer.

FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Form 10-D Disclosure Item: With respect to any Person, any material litigation or governmental proceedings pending against such Person, or against any of the Trust Fund, the Depositor, the Trustee, any co-trustee, the Master Servicer or any Subservicer that is material to the Certificateholders if such Person, as applicable, has actual knowledge thereof.

Form 10-K Disclosure Item: With respect to any Person, (a) any Form 10-D Disclosure Item, and (b) any affiliations or relationships between such Person and any Item 1119 Party other than the Depositor, the Master Servicer or any affiliate of either.

Fraud Loan: A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

Fraud Loss Coverage Amount: As of the Closing Date, $6,023,351. As of any Distribution Date from the first anniversary of the Cut-off Date and prior to the third anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will equal $4,015,567 minus the aggregate amount of Fraud Losses that would have been allocated to the Subordinated Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date. As of any Distribution Date from the third anniversary of the Cut-off Date and prior to the fifth anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will equal $2,007,784 minus the aggregate amount of Fraud Losses that would have been allocated to the Subordinated Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date. As of any Distribution Date on or after the earlier of the Cross-over Date or the fifth anniversary of the Cut-off Date, the Fraud Loss Coverage Amount shall be zero.

Fraud Loss Coverage Termination Date: The date on which the Fraud Loss Coverage Amount is reduced to zero.

Fraud Losses: Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation.

Index: Not applicable.

Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

Initial Bankruptcy Coverage Amount: $150,000.

Initial Component Balance: Not applicable.

Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds (a) in respect of Insured Expenses, (b) that is applied to the restoration of the related Mortgaged Property, or (c) that is released to the Mortgagor in accordance with the Master Servicer’s normal servicing procedures.

Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Insured Retail Certificates: Not applicable.

Interest Accrual Period: With respect to each Class of Delay Certificates and any Distribution Date, the calendar month prior to the month of such Distribution Date. With respect to any Non-Delay Certificates and any Distribution Date, the one month period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

Interest Determination Date: Not applicable.

Item 1119 Party: The Depositor, the Seller, the Master Servicer, the Trustee, any Subservicer, any originator identified in the Prospectus Supplement and any other material transaction party, as identified in Exhibit P hereto, as updated pursuant to Section 10.4.

Latest Possible Maturity Date: As to each Class of Certificates, the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

Lender PMI Mortgage Loan: Not applicable.

LIBOR: Not applicable.

LIBOR Certificates: Not applicable.

Limited Exchange Act Reporting Obligations: The obligations of the Master Servicer under Section 3.16(b), Section 8.7 and Section 8.9 with respect to notice and information to be provided to the Depositor and Article X (except Section 10.7(a)(i) and (ii)).

Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Master Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

Liquidation Proceeds: All cash amounts, other than Insurance Proceeds and Unanticipated Recoveries, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Master Servicing Fees, Servicing Advances and Advances.

Loan-to-Value Ratio: With respect to any Mortgage Loan and as of any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

Loss Allocation Limitation: As defined in Section 4.4(g).

Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Maintenance: With respect to any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Master Servicer: First Horizon and its successors and assigns, in its capacity as master servicer hereunder.

Master Servicer Advance Date: As to any Distribution Date, 1:30 p.m. Central time on the Business Day immediately preceding such Distribution Date.

Master Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one-twelfth of the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in Section 3.14.

Master Servicing Fee Rate: For each Mortgage Loan prior to the first Adjustment Date for such Mortgage Loan, a per annum rate equal to 0.6635420948%; for each Mortgage Loan after the first Adjustment Date for such Mortgage Loan, a per annum rate equal to 0.369%.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS® System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

MLPA: The Mortgage Loan Purchase Agreement dated as of September 27, 2007, by and between First Horizon, as seller, and First Horizon Asset Securities Inc., as purchaser, as related to the transfer, sale and conveyance of the Mortgage Loans.

MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.6.

Moody’s: Moody’s Investors Service, Inc., and its successors and/or assigns. If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.5(b) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Monitoring, or such other address as Moody’s may hereafter furnish to the Depositor or the Master Servicer.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.1(b) hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan:

(1) the loan number;

(2) the Mortgagor’s name and the street address of the Mortgaged Property, including the zip code;

(3) the maturity date;

(4) the original principal balance;

(5) the Cut-off Date Principal Balance;

(6) the first payment date of the Mortgage Loan;

(7) the Scheduled Payment in effect as of the Cut-off Date;

(8) the Loan-to-Value Ratio at origination;

(9) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

(10) a code indicating whether the residential dwelling is either (a) a detached single family dwelling (b) a dwelling in a de minimis PUD, (c) a condominium unit or PUD (other than a de minimis PUD), (d) a two-to-four unit residential property or (e) a Cooperative Unit;

(11) the Mortgage Rate;

(12) the purpose for the Mortgage Loan;

(13) the type of documentation program pursuant to which the Mortgage Loan was originated;

(14) the Master Servicing Fee for the Mortgage Loan; and

(15) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan.

Such schedule shall also set forth the total of the amounts described under (4) and (5) above for all of the Mortgage Loans.

Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time, net of any insurance premium charged by the mortgagee to obtain or maintain any Primary Insurance Policy.

Mortgaged Property: The underlying property securing a Mortgage Loan, which, with respect to a Cooperative Loan, is the related Coop Shares and Proprietary Lease.

Mortgagor: The obligor(s) on a Mortgage Note.

National Cost of Funds Index: The National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions published by the Office of Thrift Supervision.

Net Interest Shortfall: For any Distribution Date, the sum of (a) the amount of interest which would otherwise have been received for any Mortgage Loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, or Deficient Valuation, after the exhaustion of the respective amounts of coverage for those types of losses provided by the Subordinated Certificates; and (b) any Net Prepayment Interest Shortfalls.

Net Prepayment Interest Shortfalls: As to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls in respect of the Mortgage Loans during the related Prepayment Period exceeds an amount equal to the Compensating Interest paid in respect of such Mortgage Loans, if any, for such Distribution Date.

Non-Delay Certificates: As specified in the Preliminary Statement.

Non-Excess Loss: Any Realized Loss other than an Excess Loss.

Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not be ultimately recoverable by the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

Notice of Final Distribution: The notice to be provided pursuant to Section 9.2 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Notional Amount: Not applicable.

Notional Amount Component: Not applicable.

Notional Amount Certificates: Not applicable.

Offered Certificates: As specified in the Preliminary Statement.

Officer’s Certificate: A Certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Master Servicer, or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee, as the case may be, as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, including, in-house counsel, reasonably acceptable to the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optional Termination: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 9.1(a) hereof.

Original Mortgage Loan: The Mortgage Loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

Original Subordinated Principal Balance: The aggregate Class Certificate Balance of the Subordinated Certificates as of the Closing Date.

OTS: The Office of Thrift Supervision.

Outside Reference Date: Not applicable.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

(ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Rate: For any Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Performance Certification: As defined in Section 10.5.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency;

(iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency;

(iv) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if S&P is not a Rating Agency) are then rated one of the two highest long-term and/or the highest short-term ratings of each Rating Agency for such securities;

(v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC and receiving the highest short-term debt rating of each Rating Agency;

(vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation and receiving the highest short-term debt rating of each Rating Agency and containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

(vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s or S&P, such rating shall be the highest commercial paper rating of Moody’s or S&P, as applicable, for any such securities);

(ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if Fitch is a Rating Agency and has not rated the portfolio, the highest rating assigned by S&P) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

(x) such other investments bearing interest or sold at a discount as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” as defined in section 775 of the Code, (vi) a Person that is not (a) a citizen or resident of the United States, (b) a corporation, partnership, or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding; provided, however, that if a person is classified as a partnership under the Code, such person shall only be a Permitted Transferee if all of its beneficial owners are described in subclauses (a), (b), (c) or (d) of clause (vi) and the governing documents of such person prohibits a transfer of any interest in such person to any person described in clause (vi). The terms “United States,” “State” and “International Organization” shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates: As specified in the Preliminary Statement.

Plan: An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity.

Planned Balance: Not applicable.

Planned Principal Classes: Not applicable.

Pool Principal Balance: With respect to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date, and for the first Distribution Date, as of the Closing Date, less any Principal Prepayments received on or after such Due Date and distributed to Certificateholders on the prior Distribution Date.

Prepayment Interest Excess: As to any Principal Prepayment received by the Master Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment. All Prepayment Interest Excess shall be paid to the Master Servicer as additional master servicing compensation.

Prepayment Interest Shortfall: As to any Distribution Date, Mortgage Loan and Principal Prepayment received (a) during the period from the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of such month, in the case of a Principal Prepayment in Full, or (b) during the month preceding the month of such Distribution Date, in the case of a partial Principal Prepayment, the amount, if any, by which one month’s interest at the related Adjusted Mortgage Rate on such Principal Prepayment exceeds the amount of interest actually paid by the Mortgagor in connection with such Principal Prepayment.

Prepayment Period: (a) With respect to any Principal Prepayments in Full and any Distribution Date, the period from the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the fifteenth day of the month of such Distribution Date, and (b) with respect to any other Principal Prepayments and any Distribution Date, the month preceding the month of such Distribution Date. Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Principal Balance Schedules: Not applicable.

Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer in accordance with the terms of the related Mortgage Note.

Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Private Certificates: As specified in the Preliminary Statement.

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

Prospectus: The Prospectus dated June 14, 2007 generally relating to mortgage pass-through certificates to be sold by the Depositor.

Prospectus Supplement: The Prospectus Supplement, dated September 25, 2007, relating to the Offered Certificates.

PUD: Planned Unit Development.

Purchase Price: With respect to any Mortgage Loan required to be purchased by the Seller pursuant to Section 2.2 or 2.3 hereof or purchased at the option of the Master Servicer pursuant to Section 3.11, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued interest thereon at the applicable Mortgage Rate (or at the applicable Adjusted Mortgage Rate if the purchaser is the Master Servicer) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders, and (iii) any costs and damages incurred by the Trust in connection with the noncompliance of such Mortgage Loan with any specifically applicable predatory or abusive lending law.

Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA-approved mortgage insurer and having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Adjusted Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) any Liquidation Proceeds, Insurance Proceeds and/or Unanticipated Recoveries received during the month in which such liquidation occurred (or during the calendar month preceding the related Distribution Date, as applicable), to the extent applied as recoveries of interest at the Adjusted Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan, other than a Liquidated Mortgage Loan, which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

Recognition Agreement: With respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Mortgage Loan which establishes the rights of such originator in the Cooperative Property.

Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

Reference Bank: Not applicable.

Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Regular Certificates: As specified in the Preliminary Statement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Regulation S: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Relief Act: The Servicemembers Civil Relief Act, as amended, or any similar state or local legislation or regulations.

Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which interest collectible on such Mortgage Loan for the most recently ended calendar month is less than interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC: A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

REMIC Pool: The 2007-AA3 REMIC.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reportable Event: Any event required to be reported on Form 8-K, and in any event, the following:

(a) entry into a definitive agreement related to the Trust Fund, the Certificates or the Mortgage Loans, or an amendment to a Transaction Document, even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(b) termination of this Agreement or any other document entered into in connection with the Trust Fund, the Certificates or the Mortgage Loans (other than by expiration of the applicable agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c) with respect to the Master Servicer only, if the Master Servicer becomes aware of any bankruptcy or receivership with respect to First Horizon, the Depositor, the Master Servicer, any Subservicer, the Trustee, any co-trustee, any enhancement or support provider contemplated by Items 1114(b) or 1115 of Regulation AB, or any other material party contemplated by Item 1101(d)(1) of Regulation AB;

(d) with respect to the Trustee, the Master Servicer and the Depositor only, the occurrence of an early amortization, performance trigger or other event, including an Event of Default under this Agreement;

(e) the resignation, removal, replacement, substitution of the Trustee, the Master Servicer, any Subservicer, the Trustee or any co-trustee;

(f) with respect to the Master Servicer only, if the Master Servicer becomes aware that (i) any material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more classes of the Certificates has terminated other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement; (ii) any material enhancement specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB has been added with respect to one or more classes of the Certificates; or (iii) any existing material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more classes of the Certificates has been materially amended or modified; and

(g) with respect to the Trustee, the Master Servicer and the Depositor only, a required distribution to Holders of the Certificates is not made as of the required Distribution Date under this Agreement.

Reporting Subcontractor: With respect to the Master Servicer or the Trustee, any Subcontractor determined by such Person pursuant to Section 10.8(b) to be materially “participating in the servicing function” within the meaning of Item 1122 of Regulation AB. References to a Reporting Subcontractor shall refer only to the Subcontractor of such Person and shall not refer to Subcontractors generally.

Request for Release: The Request for Release submitted by the Master Servicer to the Trustee, substantially in the form of Exhibits L and M, as appropriate.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Required Recordation States: The states of Florida, Maryland and Mississippi.

Residual Certificates: As specified in the Preliminary Statement.

Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Sarbanes-Oxley Certification: As defined in Section 10.5.

Scheduled Balances: Not applicable.

Scheduled Certificates: Not applicable.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Scheduled Principal Classes: Not applicable.

SEC: The U.S. Securities and Exchange Commission.

Securities Act: The Securities Act of 1933, as amended.

Security Agreement: The security agreement with respect to a Cooperative Loan.

Seller: First Horizon and its successors and assigns, in its capacity as seller of the Mortgage Loans pursuant to the MLPA.

Senior Certificates: As specified in the Preliminary Statement.

Senior Final Distribution Date: For the Senior Certificates, the Distribution Date on which the Class Certificate Balance of each Class of Senior Certificates has been reduced to zero.

Senior Mezzanine Certificates: As specified in the Preliminary Statement.

Senior Optimal Principal Amount: With respect to each Distribution Date, an amount equal to the sum of:

(1) the Senior Percentage of all Scheduled Payments of principal due on each Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

(2) the Senior Prepayment Percentage of the Stated Principal Balance of each Mortgage Loan which was the subject of a Principal Prepayment in Full received by the Master Servicer during the applicable Prepayment Period;

(3) the Senior Prepayment Percentage of the sum of (a) all partial Principal Prepayments in respect of each Mortgage Loan received during the applicable Prepayment Period and (b) all Unanticipated Recoveries in respect of each Mortgage Loan received during the calendar month preceding such Distribution Date;

(4) the lesser of:

(a) the Senior Prepayment Percentage of the sum of (x) the Liquidation Proceeds allocable to principal on each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than Mortgage Loans described in clause (y), and (y) the principal balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related Insurance Policy; and

(b)(i) the Senior Percentage of the sum of (x) the Stated Principal Balance of each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than Mortgage Loans described in clause (y), and (y) the Stated Principal Balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related Insurance Policy minus (ii) the related Senior Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) during the related Prepayment Period; and

(5) the Senior Prepayment Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan which was repurchased by the seller in connection with such Distribution Date and (b) the difference, if any, between the Stated Principal Balance of a Mortgage Loan that has been replaced by the seller with a Substitute Mortgage Loan pursuant to this Agreement in connection with such Distribution Date and the Stated Principal Balance of such Substitute Mortgage Loan.

Senior Percentage: On any Distribution Date, the lesser of 100% and the percentage (carried to six places) obtained by dividing the aggregate Class Certificate Balances of all Classes of Senior Certificates immediately preceding such Distribution Date by the Pool Principal Balance for the immediately preceding Distribution Date.

Senior Prepayment Percentage: On any Distribution Date occurring during the periods set forth below, the Senior Prepayment Percentages, described below:

Period (Dates Inclusive)	Senior Prepayment Percentage
October 2007 – September 2014	100%
October 2014 – September 2015	The Senior Percentage plus 70% of the related Subordinated Percentage.
October 2015 – September 2016	The Senior Percentage plus 60% of the related Subordinated Percentage.
October 2016 – September 2017	The Senior Percentage plus 40% of the related Subordinated Percentage.
October 2017 – September 2018	The Senior Percentage plus 20% of the related Subordinated Percentage.
October 2018 and thereafter	The Senior Percentage.

provided however, (i) if on any Distribution Date, the Senior Percentage exceeds such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for such Distribution Date will equal 100%, (ii) if on any Distribution Date prior to the October 2010 Distribution Date, the Subordinated Percentage is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for such Distribution Date will equal the Senior Percentage plus 50% of the Subordinated Percentage and (iii) if on or after the October 2010 Distribution Date, the Subordinated Percentage is greater than or equal to twice such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for such Distribution Date will equal the Senior Percentage.

The reductions in the Senior Prepayment Percentage described above will not occur, and the Senior Prepayment Percentage for such prior period will be calculated without regard to clause (ii) or (iii) of the paragraph above, unless both of the following step-down conditions are satisfied as of the last day of the month preceding the Distribution Date:

(1)
the aggregate Stated Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure or subject to bankruptcy proceedings and Mortgage Loans with respect to which the related Mortgaged Property, including REO Property, has been acquired by the Trust Fund) does not exceed 50% of the aggregate Class Certificate Balances of the Subordinated Certificates as of that date; and

(2)	cumulative Realized Losses on the Mortgage Loans do not exceed:

(a) 20% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including October 2007 and September 2010; and

(b) 30% of the Original Subordinated Principal Balance if such Distribution Date occurs on or after October 2010.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Master Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.9.

Servicing Agreement: The servicing agreement, dated as of November 26, 2002 by and between First Horizon Asset Securities Inc. and its assigns, as owner, and First Tennessee Mortgage Services, Inc., as servicer, as the same may be amended from time to time in accordance with its terms.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB.

Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

Servicing Rights Transfer and Subservicing Agreement: The servicing rights transfer and subservicing agreement, dated as of November 26, 2002, by and between First Horizon, as transferor and subservicer, and First Tennessee Mortgage Services, Inc., as transferee and servicer, as the same may be amended from time to time in accordance with its terms.

Special Hazard Coverage Termination Date: The date on which the Special Hazard Loss Coverage Amount is reduced to zero.

Special Hazard Loss: Any Realized Loss suffered by a Mortgaged Property on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to Section 3.9 to the extent of the amount of such loss covered thereby, (ii) any shortfall in Insurance Proceeds for partial damage due to the application of the co-insurance clauses contained in a hazard insurance policy, or (iii) any loss caused by or resulting from:

(1) normal wear and tear;

(2) fraud, conversion or other dishonest act on the part of the Trustee, the Master Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

(3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

(4) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term “Special Hazard Loss”;

(5) hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

(i) by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces;

(ii) by military, naval or air forces; or

(iii) by an agent of any such government, power, authority or forces;

(6) any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

(7) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

Special Hazard Loss Coverage Amount: Upon the initial issuance of the Certificates, $5,460,000. As of any Distribution Date, the Special Hazard Loss Coverage Amount will equal the greater of

(a) 1.00% (or if greater than 1.00%, the highest percentage of Mortgage Loans by principal balance secured by Mortgaged Properties in any single California zip code) of the outstanding principal balance of all the Mortgage Loans as of the related Determination Date; and

(b) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance as of the related Determination Date, less, in each case, the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinated Certificates in the absence of the Loss Allocation Limitation. As of any Distribution Date on or after the Cross-over Date, the Special Hazard Loss Coverage Amount will be zero.

Special Hazard Mortgage Loan: A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors and/or assigns. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 11.5(b) the address for notices to S&P shall be Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and the Master Servicer.

Startup Day: The Closing Date.

Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

Streamlined Documentation Mortgage Loan: Any Mortgage Loan originated pursuant to the Seller’s Streamlined Loan Documentation Program then in effect.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Master Servicer, a Subservicer or the Trustee, as the case may be.

Subordinated Certificates: As specified in the Preliminary Statement.

Subordinated Certificate Writedown Amount: As of any Distribution Date, the amount by which (a) the sum of the Class Certificate Balances of all of the Certificates, after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Class Certificate Balances of all of the Certificates on such Distribution Date, exceeds (b) the Pool Principal Balance on the first day of the month of such Distribution Date, less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

Subordinated Optimal Principal Amount: With respect to each Distribution Date, an amount equal to the sum of the following (but in no event greater than the aggregate Class Certificate Balances of the Subordinated Certificates immediately prior to such Distribution Date):

(1) the Subordinated Percentage of all Scheduled Payments of principal due on each outstanding Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

(2) the Subordinated Prepayment Percentage of the Stated Principal Balance of each Mortgage Loan which was the subject of a Principal Prepayment in Full received by the Master Servicer during the related Prepayment Period;

(3) the Subordinated Prepayment Percentage of the sum of (a) all partial Principal Prepayments received in respect of each Mortgage Loan during the related Prepayment Period, (b) all Unanticipated Recoveries received in respect of each Mortgage Loan during the calendar month prior to such Distribution Date, and (c) on the Senior Final Distribution Date, 100% of any Senior Optimal Principal Amount remaining undistributed on such date;

(4) the amount, if any, by which the sum of (a) the net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan, other than Mortgage Loans described in clause (b), and (b) the principal balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related Insurance Policy exceeds (c) the sum of the amounts distributable to the Senior Certificateholders under clause (4) of the definition of applicable Senior Optimal Principal Amount on such Distribution Date; and

(5) the Subordinated Prepayment Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan which was repurchased by the seller in connection with such Distribution Date and (b) the difference, if any, between the Stated Principal Balance of each Mortgage Loan that has been replaced by the seller with a Substitute Mortgage Loan pursuant to this Agreement in connection with such Distribution Date and the Stated Principal Balance of each such Substitute Mortgage Loan.

Subordinated Percentage: For any Distribution Date, 100% minus the Senior Percentage.

Subordinated Prepayment Percentage: For any Distribution Date, 100% minus the Senior Prepayment Percentage.

Subservicer: Any person to whom the Master Servicer has contracted for the servicing of all or a portion of the Mortgage Loans pursuant to Section 3.2 hereof.

Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit L, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have an Adjusted Net Mortgage Rate not lower than the Adjusted Net Mortgage Rate of the Deleted Mortgage Loan, provided that the Master Servicing Fee for the Substitute Mortgage Loan shall be equal to or greater than that of the Deleted Mortgage Loan; (iii) have a maximum mortgage rate not more than 1% per annum higher or lower than the maximum mortgage rate of the Deleted Mortgage Loan; (iv) have a minimum mortgage rate specified in its related Mortgage Note not more than 1% per annum higher or lower than the minimum mortgage rate of the Deleted Mortgage Loan; (v) have the same mortgage index, reset period and periodic rate as the Deleted Mortgage Loan and a gross margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan (vi) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (vii) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (viii) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan and (ix) comply with each representation and warranty set forth in Section 2.3 hereof.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.3.

Super Senior Certificates: As specified in the Preliminary Statement.

Support Classes: Not applicable.

Targeted Balances: Not applicable.

Targeted Principal Classes: Not applicable.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and Treasury regulation § 301.6231(a)(7)-1. Initially, the Tax Matters Person shall be the Trustee.

Tax Matters Person Certificate: The Class A-R Certificates with a Denomination of $0.01.

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) all of the Depositor’s rights as purchaser under the MLPA; (iii) the Certificate Account and the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iv) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trustee: The Bank of New York and its successors and, if a successor trustee is appointed hereunder, such successor.

Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the Pool Principal Balance with respect to such Distribution Date.

Trustee Fee Rate: With respect to each Mortgage Loan, the per annum rate equal to 0.006%.

Unanticipated Recovery: As defined in Section 4.2(f).

Underwriter: As specified in the Preliminary Statement.

Underwriters’ Exemption: An individual administrative exemption granted by the U.S. Department of Labor to the Underwriter providing exceptions from some of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by employee benefit plans in certificates in pass-through trusts having assets and meeting conditions described therein, as amended by Prohibited Transaction Exemption 2000-58 (65 Fed. Reg. 67765, November 13, 2000), as amended, and Prohibited Transaction Exemption 2002-41 (67 Fed. Reg. 54487, August 22, 2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 99.0% of all Voting Rights will be allocated among all Holders of the Certificates, other than the Class A-R Certificates, in proportion to their then outstanding Class Certificate Balance; and (b) 1.0% of all Voting Rights will be allocated to the Holders of the Class A-R Certificates (such Voting Rights to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests).

Weighted Average Adjusted Net Mortgage Rate: The average of the Adjusted Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof.

ARTICLE II
CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

SECTION 2.1  Conveyance of Mortgage Loans.

(a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund together with (i) the Depositor’s right to (A) require the Seller to cure any breach of a representation or warranty made by the Seller pursuant to the MLPA, or (B) repurchase or substitute for any affected Mortgage Loan in accordance herewith, which right has been assigned to the Depositor pursuant to the MLPA and (ii) all right, title and interest of the Depositor in, to and under the Servicing Agreement.

(b) In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Trustee or the Custodian on its behalf (or, in the case of the Delay Delivery Mortgage Loans, will deliver or cause to be delivered to the Trustee or the Custodian on its behalf within thirty (30) days following the Closing Date) for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

(i) (A) the original Mortgage Note endorsed by manual or facsimile signature in blank in the following form: “Pay to the order of   , without recourse,” with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or

(B) with respect to any Lost Mortgage Note, a lost note affidavit from the  Seller stating that the original Mortgage Note was lost or destroyed,  together with a copy of such Mortgage Note;

(ii) except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage certified by the Seller as being a true and complete copy of the Mortgage, and in the case of each MERS Mortgage Loan, the original recorded Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the Seller as being a true and complete copy of the Mortgage;

(iii) in the case of a Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage, or a copy of such assignment certified by the Seller as being a true and complete copy of the assignment, in blank (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments, or copies of such interim assignments certified by the Seller as being true and complete copies of the interim assignments, of such Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office;

(iv) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

(v) either the original or duplicate original title policy, or a copy of such title policy certified by the Seller as being a true and complete copy of the title policy (including all riders thereto), with respect to the related Mortgaged Property, if available, provided that the title policy (including all riders thereto) will be delivered as soon as it becomes available, and if the title policy is not available, and to the extent required pursuant to the second paragraph below or otherwise in connection with the rating of the Certificates, a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the Mortgaged Property, or in lieu thereof, an Alternative Title Product or a copy of such Alternative Title Product certified by the Seller as being a true and complete copy of the Alternative Title Product; and

(vi) in the case of a Cooperative Loan, the originals of the following documents or instruments:

(A)	The Coop Shares, together with a stock power in blank;

(B)	The executed Security Agreement;

(C)	The executed Proprietary Lease;

(D)	The executed Recognition Agreement;

(E)
The executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the Seller’s interest in the Coop Shares and the Proprietary Lease; and

(F)
Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage or (b) all interim recorded assignments satisfying the requirements of clause (ii) or (iii) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on its behalf such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date; provided, however, in the event the Depositor is unable to deliver or cause to be delivered by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver or cause to be delivered such documents to the Trustee or the Custodian on its behalf as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date. The Depositor shall forward or cause to be forwarded to the Trustee or the Custodian on its behalf (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Master Servicer to the Trustee. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan and the public recording office requires the presentation of a “lost instruments affidavit and indemnity” or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Master Servicer shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian on its behalf a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

In addition, in the event that in connection with any Mortgage Loan the Depositor cannot deliver or cause to be delivered the original or duplicate original lender’s title policy (together with all riders thereto), satisfying the requirements of clause (v) above, concurrently with the execution and delivery hereof because the related Mortgage has not been returned from the applicable public recording office, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on its behalf such original or duplicate original lender’s title policy (together with all riders thereto) upon receipt thereof from the applicable title insurer, but in no event shall any such delivery of the original or duplicate original lender’s title policy be made later than one year following the Closing Date; provided, however, in the event the Depositor is unable to deliver or cause to be delivered by such date the original or duplicate original lender’s title policy (together with all riders thereto) because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver or cause to be delivered such documents to the Trustee or the Custodian on its behalf as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date; provided further, however, that the Depositor shall not be required to deliver an original or duplicate lender’s title policy (together with all riders thereto) if the Depositor delivers an Alternative Title Product in lieu thereof. Notwithstanding the preceding, in connection with any Mortgage Loan for which either the original or duplicate original title policy has not been delivered to the Trust, if at any time during the term of this Agreement the parent company of the Seller does not have a long term senior debt rating of A- or higher from S&P and A- or higher from Fitch (if rated by Fitch), then the Depositor shall within 30 days deliver or cause to be delivered to the Trustee or the Custodian on its behalf (if it has not previously done so) a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the Mortgaged Property.

Subject to the immediately following sentence, as promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, the Master Servicer shall (i) complete each assignment of Mortgage, as follows: “First Horizon Mortgage Pass-Through Certificates, Series 2007-AA3, The Bank of New York, as trustee for the holders of the Certificates”, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgage as to which the Master Servicer has not received the information required to prepare such assignment in recordable form, the Master Servicer’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after receipt thereof. Notwithstanding the foregoing, the Master Servicer need not cause to be recorded any assignment which relates to a Mortgage Loan in any state other than the Required Recordation States.

In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee or the Custodian on its behalf, will deposit in the Certificate Account the portion of such payment that is required to be deposited in the Certificate Account pursuant to Section 3.8 hereof.

Notwithstanding anything to the contrary in this Agreement, within thirty days after the Closing Date, the Depositor shall either (i) deliver or cause to be delivered to the Trustee or the Custodian on its behalf the Mortgage File as required pursuant to this Section 2.1 for each Delay Delivery Mortgage Loan or (ii) (A) substitute or cause to be substituted a Substitute Mortgage Loan for the Delay Delivery Mortgage Loan or (B) repurchase or cause to be repurchased the Delay Delivery Mortgage Loan, which substitution or repurchase shall be accomplished in the manner and subject to the conditions set forth in Section 2.3 (treating each Delay Delivery Mortgage Loan as a Deleted Mortgage Loan for purposes of such Section 2.3), provided, however, that if the Depositor fails to deliver a Mortgage File for any Delay Delivery Mortgage Loan within the thirty-day period provided in the prior sentence, the Depositor shall use its best reasonable efforts to effect or cause to be effected a substitution, rather than a repurchase of, such Deleted Mortgage Loan and provided further that the cure period provided for in Section 2.2 or in Section 2.3 shall not apply to the initial delivery of the Mortgage File for such Delay Delivery Mortgage Loan, but rather the Depositor shall have five (5) Business Days to cure or cause to be cured such failure to deliver. At the end of such thirty-day period, the Trustee or the Custodian, on its behalf shall send a Delay Delivery Certification for the Delay Delivery Mortgage Loans delivered during such thirty-day period in accordance with the provisions of Section 2.2. Notwithstanding anything to the contrary contained in this Agreement, none of the Mortgage Loans in the Trust Fund is or will be Delay Delivery Mortgage Loans.

SECTION 2.2  Acceptance by Trustee of the Mortgage Loans.

The Trustee or the Custodian, on behalf of the Trustee, acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E and declares that it or the Custodian holds and will hold such documents and the other documents delivered to it or the Custodian, as applicable, constituting the Mortgage Files, and that it or the Custodian, as applicable, holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that the Custodian will maintain possession of the Mortgage Notes in the State of Texas, unless otherwise permitted by the Rating Agencies.

The Trustee agrees to execute and deliver or to cause the Custodian to execute and deliver on the Closing Date to the Depositor and the Master Servicer an Initial Certification in the form annexed hereto as Exhibit E. Based on its or the Custodian’s review and examination, and only as to the documents identified in such Initial Certification, the Custodian, on behalf of the Trustee, acknowledges that such documents appear regular on their face and relate to such Mortgage Loan. Neither the Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

On or about the thirtieth (30th) day after the Closing Date, the Trustee shall deliver or shall cause the Custodian to deliver to the Depositor and the Master Servicer a Delay Delivery Certification in the form annexed hereto as Exhibit F, with any applicable exceptions noted thereon. Notwithstanding anything to the contrary contained in this Agreement, none of the Mortgage Loans in the Trust Fund is or will be Delay Delivery Mortgage Loans.

Not later than 90 days after the Closing Date, the Trustee shall deliver or shall cause the Custodian to deliver to the Depositor and the Master Servicer a Subsequent Certification in the form annexed hereto as Exhibit G, with any applicable exceptions noted thereon.

If, in the course of such review, the Trustee or the Custodian, on behalf of the Trustee, finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.1, the Trustee shall list or shall cause the Custodian to list such as an exception in the Subsequent Certification; provided, however that neither the Trustee nor the Custodian shall make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period, the Seller shall either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.3, or (b) purchase such Mortgage Loan from the Trustee within 90 days from the date the Seller was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided, however, that in no event shall such substitution or purchase occur more than 540 days from the Closing Date, except that if the substitution or purchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, and there is a dispute between either the Master Servicer or the Seller and the Trustee over the location or status of the recorded document, then such substitution or purchase shall occur within 720 days from the Closing Date. The Trustee shall deliver or shall cause the Custodian to deliver written notice to each Rating Agency within 270 days from the Closing Date indicating each Mortgage Loan (a) which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage Loan. Such notice shall be delivered every 90 days thereafter until the related Mortgage Loan is returned to the Trustee or the Custodian on its behalf. Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.5 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit L. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be deposited by the Seller in the Certificate Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit M hereto (delivery of which to the Custodian will be by electronic data transmission or email), the Trustee shall cause the Custodian to release the related Mortgage File to the Seller and shall execute and deliver at the Seller’s request such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto. If pursuant to the foregoing provisions the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Master Servicer shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller as the beneficial holder of such Mortgage Loan.

The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Master Servicer shall promptly deliver to the Trustee or the Custodian on its behalf, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the Master Servicer from time to time.

It is understood and agreed that the obligation of the Seller to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.1 above shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Seller.

The mortgage loans permitted by the terms of this Agreement to be included in the Trust Fund are limited to (i) the Mortgage Loans (which the Depositor acquired pursuant to the MLPA, which contains, among other representations and warranties, a representation and warranty of the Seller that no Mortgage Loan is a “high cost loan” as defined by the specific applicable local, state or federal predatory and abusive lending laws, and (ii) Substitute Mortgage Loans (which, by definition as set forth in this Agreement and referred to in the MLPA, are required to conform to, among other representations and warranties, a representation and warranty of the Seller set forth in the MLPA that no Substitute Mortgage Loan is a “high cost loan” as defined by the specific applicable local, state or federal predatory and abusive lending laws). It is therefore understood and agreed by the parties hereto that it is not intended that any Mortgage Loan be included in the Trust Fund that is a “high cost loan” as defined by the specific applicable local, state or federal predatory and abusive lending laws.

SECTION 2.3  Representations and Warranties of the Master Servicer; Covenants of the Seller.

(a) The Master Servicer hereby makes the representations and warranties set forth in Schedule II hereto and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.

(b) Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Schedule B to the MLPA that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to Schedule B to the MLPA which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.5 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee or the Custodian on its behalf of a Request for Release substantially in the form of Exhibit M (delivery of which to the Custodian will be by electronic data transmission or email) and the Mortgage File for any such Substitute Mortgage Loan. The Seller shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. With respect to the representations and warranties described in this Section which are made to the best of the Seller’s knowledge, if it is discovered by either the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

With respect to any Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee or the Custodian on its behalf for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.1. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Schedule B to the MLPA with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall, upon the delivery to the Trustee of a Request for Release in the form of Exhibit L, release or shall cause the Custodian to release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and shall execute and deliver at the Seller’s direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.3.

For any month in which the Seller substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Certificate Account by the Seller on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Certificate Account pursuant to Section 3.5 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.5 and receipt of a Request for Release in the form of Exhibit M hereto, the Trustee shall release or shall cause the Custodian to release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver or shall cause the Custodian to execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

After giving effect to the sale of the Certificates by the Depositor to the Underwriter, and thereafter, so long as any Certificates remain outstanding, the Seller, its affiliates and agents, collectively, shall not beneficially own Certificates the aggregate fair value of which would represent 90% or more of the beneficial interests in the Trust Fund.

The representations and warranties made pursuant to this Section 2.3 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders.

SECTION 2.4  Representations and Warranties of the Depositor as to the Mortgage Loans.

The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the Closing Date, and following the transfer of the Mortgage Loans to it pursuant to the MLPA and immediately prior to the conveyance of the Mortgage Loans by it to the Trustee pursuant to Section 2.1(a) hereof, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in this Section 2.4 shall survive delivery of the Mortgage Files to the Trustee. Upon discovery by the Depositor or the Trustee of a breach of any of the foregoing representations and warranties set forth in this Section 2.4 (referred to herein as a “breach”), which breach materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

SECTION 2.5  Delivery of Opinion of Counsel in Connection with Substitutions.

(a) Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.2 or Section 2.3 shall be made more than 90 days after the Closing Date unless the Depositor delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause the REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

(b) Upon discovery by the Depositor, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the Depositor to cause the Seller, pursuant to the MLPA and at the Seller’s option, to either (i) substitute, if the conditions in Section 2.3(b) with respect to substitutions are satisfied, a Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to Section 2.3. The Trustee shall reconvey or shall cause the Custodian to reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.3.

SECTION 2.6  Execution and Delivery of Certificates.

The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

SECTION 2.7  REMIC Matters.

The Preliminary Statement sets forth the “latest possible maturity date” for federal income tax purposes of all REMIC regular interests created hereby.

The assets of the 2007-AA3 REMIC shall be the assets in the Trust Fund.

The “Startup Day” for purposes of the REMIC Provisions for the 2007-AA3 REMIC shall be the Closing Date. The Tax Matters Person with respect to the 2007-AA3 REMIC shall be the Trustee and the Trustee shall hold the Tax Matters Person Certificate. The 2007-AA3 REMIC’s taxable year shall be the calendar year and its accounts shall be maintained using the accrual method.

SECTION 2.8  Covenants of the Master Servicer.

The Master Servicer hereby covenants to the Depositor and the Trustee as follows:

(a) the Master Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

(b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, certificate, statement or report not misleading.

ARTICLE III
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

SECTION 3.1  Master Servicer to Service Mortgage Loans.

For and on behalf of the Certificateholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of (i) the Servicing Rights Transfer and Subservicing Agreement, pursuant to which First Tennessee Mortgage Services, Inc. engaged the Master Servicer to subservice the Mortgage Loans, (ii) this Agreement and (iii) the customary and usual standards of practice of prudent mortgage loan servicers; provided that if there is a conflict between the terms of the Servicing Agreement and the Servicing Rights Transfer and Subservicing Agreement, on the one hand, and this Agreement, on the other hand, the terms of this Agreement shall prevail. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.2 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause the REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans to the extent that the Master Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Master Servicer. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer as the case may be, believes it appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.6, and further as provided in Section 3.8. The costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

SECTION 3.2  Subservicing; Enforcement of the Obligations of Servicers.

(a) The Master Servicer may arrange for the subservicing of any Mortgage Loan by a Subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Master Servicer with the same force and effect as if performed directly by the Master Servicer.

(b) For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Master Servicer.

SECTION 3.3  Rights of the Depositor and the Trustee in Respect of the Master Servicer.

The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Master Servicer hereunder or otherwise.

SECTION 3.4  Trustee to Act as Master Servicer.

In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Master Servicer pursuant to Section 3.9 hereof or any acts or omissions of the predecessor Master Servicer hereunder), (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.2 or 2.3 hereof, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.3 or (v) deemed to have made any representations and warranties of the Master Servicer hereunder). Any such assumption shall be subject to Section 7.2 hereof. If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default), the Trustee or its successor shall succeed to any rights and obligations of the Master Servicer under each subservicing agreement.

The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute subservicing agreement to the assuming party.

SECTION 3.5  Collection of Mortgage Loan Payments; Certificate Account; Distribution Account.

(a) The Master Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Master Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, the Master Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of Section 4.1 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

(b) The Master Servicer shall establish and maintain the Certificate Account into which the Master Servicer shall deposit or cause to be deposited no later than two (2) Business Days after receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i) all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

(ii) all payments on account of interest on the Mortgage Loans, net of the related Master Servicing Fee and any Prepayment Interest Excess;

(iii) all Insurance Proceeds and Liquidation Proceeds in respect of the related Mortgage Loans, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer’s normal servicing procedures;

(iv) any amount required to be deposited by the Master Servicer pursuant to Section 3.5(c) in connection with any losses on Permitted Investments;

(v) any amounts required to be deposited by the Master Servicer pursuant to Sections 3.9(b) or 3.9(d);

(vi) any Substitution Adjustment Amounts or the Purchase Price for any Deleted Mortgage Loan;

(vii) all Advances made by the Master Servicer pursuant to Section 4.1; and

(viii) any other amounts required to be deposited hereunder.

In addition, with respect to any Mortgage Loan that is subject to a buydown agreement, on each Due Date for such Mortgage Loan, in addition to the monthly payment remitted by the Mortgagor, the Master Servicer shall cause funds to be deposited into the Certificate Account in an amount required to cause an amount of interest to be paid with respect to such Mortgage Loan equal to the amount of interest that has accrued on such Mortgage Loan from the preceding Due Date at the related Adjusted Mortgage Rate on such date.

The foregoing requirements for remittance by the Master Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges, assumption fees or amounts attributable to reimbursements of Advances, if collected, need not be remitted by the Master Servicer. In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Certificate Account to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining the Certificate Account which describes the amounts deposited in error in the Certificate Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Certificate Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.8.

(c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Distribution Account, into which the Trustee shall, promptly upon receipt, deposit and retain therein the following:

(i) the aggregate amount remitted by the Master Servicer to the Trustee pursuant to Section 3.8(a)(ix);

(ii) any amount deposited by the Master Servicer pursuant to this Section 3.5(c) in connection with any losses on Permitted Investments; and

(iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer’s Certificate to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.8. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

(iv) The institution at which the Certificate Account is maintained shall invest funds as directed by the Master Servicer in Permitted Investments which shall mature not later than the second Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date) and, shall not be sold or disposed of prior to its maturity. If the Master Servicer does not provide such prior written investment direction, the funds in the Certificate Account will be held uninvested. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Master Servicer as servicing compensation. The amount of any losses in the Certificate Account in respect of any such investments shall promptly be deposited by the Master Servicer in the Certificate Account. The funds in the Distribution Account shall be held uninvested. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with this Section 3.5.

(v) The Master Servicer shall give notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof. The Trustee shall give notice to the Master Servicer, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account prior to any change thereof.

SECTION 3.6  Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

(a) To the extent required by the related Mortgage Note and not violative of current law, the Master Servicer shall establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or advances by the Master Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

(b) Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Master Servicer out of related collections for any payments made pursuant to Sections 3.1 hereof (with respect to taxes and assessments and insurance premiums) and 3.9 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.1 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

(c) The Master Servicer shall advance any payments referred to in Section 3.6(a) that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

SECTION 3.7  Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Master Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer.

Upon reasonable advance notice in writing, the Master Servicer will provide to each Certificateholder or Certificate Owner which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder or Certificate Owner to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Master Servicer shall be entitled to be reimbursed by each such Certificateholder or Certificate Owner for actual expenses incurred by the Master Servicer in providing such reports and access.

SECTION 3.8  Permitted Withdrawals from the Certificate Account and Distribution Account.

(a) The Master Servicer may from time to time, or shall (in the case of Section 3.8(a)(ix)), make withdrawals from the Certificate Account for the following purposes:

(i) to the extent not previously retained by the Master Servicer, to pay to the Master Servicer the master servicing compensation to which it is entitled pursuant to Section 3.14, and earnings on or investment income with respect to funds in or credited to the Certificate Account as additional master servicing compensation;

(ii) to the extent not previously retained by the Master Servicer, to reimburse the Master Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

(iii) to reimburse the Master Servicer for any Nonrecoverable Advance previously made;

(iv) to reimburse the Master Servicer for Insured Expenses from the related Insurance Proceeds;

(v) to reimburse the Master Servicer for (a) unreimbursed Servicing Advances, the Master Servicer’s right to reimbursement pursuant to this clause (a) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan(s) which represent late recoveries of the payments for which such advances were made pursuant to Section 3.1 or Section 3.6 and (b) for unpaid Master Servicing Fees as provided in Section 3.11 hereof;

(vi) to pay to the Seller or Master Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.2, 2.3 or 3.11, all amounts received thereon after the date of such purchase;

(vii) to reimburse the Seller, the Master Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.3 hereof;

(viii) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein;

(ix) on or prior to the Distribution Account Deposit Date, to withdraw an amount equal to the related Available Funds and the Trustee Fee for such Distribution Date and remit such amount to the Trustee for deposit in the Distribution Account; and

(x) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.1 hereof.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such subclauses (i), (ii), (iv), (v) and (vi). Prior to making any withdrawal from the Certificate Account pursuant to subclause (iii), the Master Servicer shall deliver to the Trustee an Officer’s Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

(b) The Trustee shall withdraw funds from the Distribution Account for distributions to the Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may (and with respect to clauses (i) and (ii) below, shall), prior to making the distribution pursuant to Section 4.2, from time to time make withdrawals from the Distribution Account for the following purposes:

(i) to pay to itself the Trustee Fee for the related Distribution Date;

(ii) to withdraw and return to the Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein; and

(iii) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.1 hereof.

SECTION 3.9  Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.

(a) The Master Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount not to exceed the highest value placed by the insurer on the improvements securing such Mortgage Loan. The required coverage under any such hazard insurance policy will be equal to the lesser of (i) the aggregate principal amount of all liens against the related Mortgaged Property, including the proposed loan/line amount as long as it equals at least 80% of the value of the improvements/replacement cost of the structure, and (ii) the replacement cost of the insurable improvements securing such Mortgage Loan. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Any amounts collected by the Master Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Master Servicer’s normal servicing procedures) shall be deposited in the Certificate Account. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3.8 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Master Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements which are part of such Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program.

(b) In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section, and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

(c) The Master Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer, would have been covered thereunder. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with a Qualified Insurer.

The Master Servicer shall not be required to maintain any Primary Insurance Policy (i) with respect to any Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80% as of any date of determination or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value or (ii) if maintaining such Primary Insurance Policy is prohibited by applicable law.

The Master Servicer agrees to effect the timely payment of the premiums on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Master Servicer from the related liquidation proceeds.

(d) In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to present on behalf of itself, the Trustee and Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Master Servicer under any Primary Insurance Policies shall be deposited in the Certificate Account.

SECTION 3.10  Enforcement of Due-on-Sale Clauses; Assumption Agreements.

(a) Except as otherwise provided in this Section, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.10(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to Section 3.10(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Master Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

(b) Subject to the Master Servicer’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.10(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Master Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

SECTION 3.11  Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

The Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Certificate Account). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds. If the Master Servicer has knowledge that a Mortgaged Property which the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a 1 mile radius of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trust Fund for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Master Servicer shall ensure that the title to such REO Property references the Pooling and Servicing Agreement and the Trust Fund’s capacity thereunder. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located. The Master Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged Property prior to the close of the third taxable year after the taxable year of its acquisition by the Trust Fund unless the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of the REMIC created hereunder as defined in Section 860F of the Code or cause the REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject the REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Master Servicing Fees, Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Certificate Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Master Servicing Fees; second, to reimburse the Master Servicer for any unreimbursed Advances; third, to reimburse the Certificate Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Master Servicer pursuant to Section 3.8(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Adjusted Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Master Servicer as additional servicing compensation pursuant to Section 3.14.

The Master Servicer, with the consent of the Trustee, shall have the right to purchase for its own account from the Trust Fund any Mortgage Loan which is 91 days or more delinquent at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Certificate Account and the Trustee, upon receipt of a certificate from the Master Servicer in the form of Exhibit M hereto, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee’s right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

SECTION 3.12  Trustee to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by delivering, or causing to be delivered a “Request for Release” substantially in the form of Exhibit M. Upon receipt of such request, the Trustee shall or shall cause the Custodian to promptly release the related Mortgage File to the Master Servicer, and the Trustee shall at the Master Servicer’s direction execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Master Servicer, together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release in the form of Exhibit L signed by a Servicing Officer, release the Mortgage File to the Master Servicer. Subject to the further limitations set forth below, the Master Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its Custodian when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Master Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit M, signed by a Servicing Officer.

If the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Master Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

SECTION 3.13  Documents Records and Funds in Possession of Master Servicer to be Held for the Trustee.

Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Certificate Account, shall be held by the Master Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

SECTION 3.14  Master Servicing Compensation.

As compensation for its activities as Master Servicer hereunder and as a subservicer pursuant to the Servicing Rights Transfer and Subservicing Agreement, the Master Servicer shall be entitled to retain or withdraw from the Certificate Account an amount equal to the Master Servicing Fee for each Mortgage Loan, provided that the aggregate Master Servicing Fee with respect to any Distribution Date shall be reduced (i) by the amount of any Compensating Interest paid by the Master Servicer with respect to such Distribution Date, and (ii) with respect to the first Distribution Date, an amount equal to any amount to be deposited into the Distribution Account by the Depositor pursuant to Section 2.1(a) and not so deposited.

Additional servicing compensation in the form of (i) Excess Proceeds, Prepayment Interest Excess and all income and gain net of any losses realized from Permitted Investments and (ii) prepayment penalties, assumption fees and late payment charges in each case under the circumstances and in the manner set forth in the applicable Mortgage Note or Mortgage shall be retained by the Master Servicer to the extent not required to be deposited in the Certificate Account pursuant to Section 3.5 hereof. The Master Servicer shall be required to pay all expenses incurred by it in connection with its master servicing activities hereunder (including payment of any premiums for hazard insurance and any Primary Insurance Policy and maintenance of the other forms of insurance coverage required by this Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

SECTION 3.15  Access to Certain Documentation.

The Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Certificates or Certificate Owners and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer. Nothing in this Section shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

SECTION 3.16  Annual Statement as to Compliance.

(a) The Master Servicer shall deliver to the Depositor and the Trustee on or before March 15th of each year, commencing in 2008, an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year (or applicable portion thereof) and of the performance of the Master Servicer under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the status thereof.

(b) The Master Servicer shall cause each Subservicer that is a Reporting Subcontractor to deliver to the Depositor and the Trustee on or before March 15th of each year, commencing in 2008, an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of such Subservicer during the preceding calendar year (or applicable portion thereof) and of the performance of the Subservicer under the applicable Subservicing Agreement or primary servicing agreement, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such Subservicer has fulfilled all its obligations under the applicable Subservicing Agreement or primary servicing agreement, in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

SECTION 3.17  Errors and Omissions Insurance; Fidelity Bonds.

The Master Servicer shall for so long as it acts as master servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

SECTION 3.18  Notification of Adjustments.

On each Adjustment Date, the Master Servicer shall make interest rate adjustments for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note and applicable regulations. The Master Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and applicable regulations regarding interest rate adjustments. The Master Servicer also shall provide timely notification to the Trustee of all applicable data and information regarding such interest rate adjustments and the Master Servicer’s methods of implanting such interest rate adjustments. Upon the discovery by the Master Servicer or the Trustee that the Master Servicer has failed to adjust or has incorrectly adjusted a Mortgage Rate or a monthly payment pursuant to the terms of the related Mortgage Note and Mortgage, the Master Servicer shall immediately deposit in the Certificate Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor; provided, however, the Master Servicer shall be held harmless with respect to any interest rate adjustments made by any servicer prior to the Master Servicer.

ARTICLE IV
DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER

SECTION 4.1  Advances.

The Master Servicer shall determine on the Business Day prior to each Master Servicer Advance Date whether it is required to make an Advance pursuant to the definition thereof. If the Master Servicer determines it is required to make an Advance, it shall, on or before the Master Servicer Advance Date, either (i) deposit into the Certificate Account an amount equal to the Advance or (ii) make an appropriate entry in its records relating to the Certificate Account that any Amount Held for Future Distribution has been used by the Master Servicer in discharge of its obligation to make any such Advance. Any funds so applied shall be replaced by the Master Servicer by deposit in the Certificate Account no later than the close of business on the Business Day preceding the next Master Servicer Advance Date. The Master Servicer shall be entitled to be reimbursed from the Certificate Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.8. The obligation to make Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. As to any Distribution Date, the Master Servicer shall inform the Trustee in writing of the amount of the Advance to be made by the Master Servicer on each Master Servicer Advance Date no later 1:30 p.m. Central time on the second Business Day immediately preceding such Distribution Date.

The Master Servicer shall deliver to the Trustee on the related Master Servicer Advance Date an Officer’s Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Master Servicer to be a Nonrecoverable Advance.

SECTION 4.2  Priorities of Distribution.

(a) On each Distribution Date, the Trustee shall withdraw the Available Funds from the Distribution Account and apply such funds to distributions on the Certificates in the following order and priority and, in each case, to the extent of Available Funds remaining:

(i) to the Classes of Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date;

(ii) to the Classes of Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Available Funds;

(iii) to the Classes of Senior Certificates entitled to distributions of principal, to the extent of remaining Available Funds the Senior Optimal Principal Amount for such Distribution Date, in the order of priority set forth below in Section 4.2(b), until the respective Class Certificate Balances thereof have been reduced to zero;

(iv) to the Class B-1 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such Class’ Allocable Share for such Distribution Date;

(v) to the Class B-2 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such Class’ Allocable Share for such Distribution Date;

(vi) to the Class B-3 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such Class’ Allocable Share for such Distribution Date;

(vii) to the Class B-4 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such Class’ Allocable Share for such Distribution Date;

(viii) to the Class B-5 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such Class’ Allocable Share for such Distribution Date; and

(ix) to the Class B-6 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such Class’ Allocable Share for such Distribution Date.

(b) Amounts allocated to the Senior Certificates pursuant to Section 4.2(a)(iii) above will be distributed sequentially in the following order of priority:

(i) to the Class A-R Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

(ii) concurrently to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until the respective Class Certificate Balances thereof have each been reduced to zero.

(c) On each Distribution Date, the Trustee shall distribute to the Holders of the Class A-R Certificates, any Available Funds remaining in the REMIC created hereunder for such Distribution Date after application of all amounts described in clauses (a), (b) and (d) of this Section 4.2. Any distributions pursuant to this subsection (c) shall not reduce the Class Certificate Balance of the Class A-R Certificates.

(d) On and after the Cross-Over Date, the amount distributable to the Senior Certificates pursuant to Section 4.2(a)(iii) for the related Distribution Date shall be allocated among the Classes of Senior Certificates, pro rata, on the basis of their respective Class Certificate Balances immediately prior to such Distribution Date, regardless of the priorities and amounts set forth in Section 4.2.

(e) If on any Distribution Date (i) the Class Certificate Balance of any Class of Subordinated Certificates (other than the Class of Subordinated Certificates with the highest priority of distribution) for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero and (ii) amounts distributable to such Class or Classes of Subordinated Certificates pursuant to clauses (2), (3) and (5) of the applicable Subordinated Optimal Principal Amount remain undistributed on such Distribution Date after all amounts otherwise distributable on such date pursuant to clauses (iv) through (ix) of Section 4.2(a) have been distributed, such amounts, to the extent of such Class’ remaining Allocable Share, shall be distributed on such Distribution Date to the remaining Classes of Subordinated Certificates on a pro rata basis, subject to the priority of payments described in clauses (iv) through (ix) of Section 4.2(a).

(f) In the event that in any calendar month the Master Servicer recovers an amount, net of reimbursable expenses (an “Unanticipated Recovery”), in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Class of Certificates pursuant to Section 4.4, on the Distribution Date in the next succeeding calendar month, the Trustee shall withdraw the Unanticipated Recovery from the Distribution Account and sequentially increase, in order of payment priority, the Class Certificate Balance of each Class of Certificates to which such Realized Losses were previously allocated by the amount of such Unanticipated Recovery, but not to exceed the amount of Realized Losses previously allocated to such Class pursuant to Section 4.4, and shall distribute the amount of such Unanticipated Recovery to each such Class of Certificates in the order of payment priority described in Section 4.2(a) of this Agreement. Holders of any Class of Certificates for which the Class Certificate Balance has been increased by the amount of any Unanticipated Recovery will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of any such increase for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. When the Class Certificate Balance of a Class of Certificates has been reduced to zero, the Holders of such Class shall not be entitled to any share of an Unanticipated Recovery, and such Unanticipated Recovery shall be allocated among all outstanding Classes of Certificates entitled thereto in accordance with the preceding sentence, subject to the remainder of this subsection (f). In the event that (i) any Unanticipated Recovery remains undistributed in accordance with the preceding sentence or (ii) the amount of an Unanticipated Recovery exceeds the amount of the Realized Loss previously allocated to any outstanding Classes with respect to the related Mortgage Loan, on the applicable Distribution Date the Trustee shall distribute such Unanticipated Recoveries in accordance with the priorities set forth in Section 4.2(a)(iii).

For purposes of the preceding paragraph, the share of an Unanticipated Recovery allocable to any Class of Certificates with respect to a Mortgage Loan shall be based on its pro rata share (in proportion to the Class Certificate Balances thereof with respect to such Distribution Date) of the principal portion of any such Realized Loss previously allocated with respect to such Mortgage Loan (or Loans).

SECTION 4.3  Method of Distribution.

(a) All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date will be made by the Trustee to the Certificateholders of record on the related Record Date by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

(b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Master Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

(c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to Non-U.S. Persons. If the Trustee reasonably determines that a more accurate determination of the amount required to be withheld for a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for a Holder of a Residual Certificate until such determination can be made. For the purposes of this paragraph, a “Non-U.S. Person” is (i) an individual other than a citizen or resident of the United States, (ii) a partnership, corporation or entity treated as a partnership or corporation for U.S. federal income tax purposes not formed under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) any estate, the income of which is not subject to U.S. federal income taxation, regardless of source, and (iv) any trust, other than a trust that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

SECTION 4.4  Allocation of Losses.

(a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

(b) With respect to any Distribution Date, the principal portion of each Realized Loss (other than any Excess Loss) with respect to the Mortgage Pool shall be allocated in the following order of priority:

(i) to the Class B-6 Certificates until the Class Certificate Balance thereof has been reduced to zero;

(ii) to the Class B-5 Certificates until the Class Certificate Balance thereof has been reduced to zero;

(iii) to the Class B-4 Certificates until the Class Certificate Balance thereof has been reduced to zero;

(iv) to the Class B-3 Certificates until the Class Certificate Balance thereof has been reduced to zero;

(v) to the Class B-2 Certificates until the Class Certificate Balance thereof has been reduced to zero;

(vi) to the Class B-1 Certificates until the Class Certificate Balance thereof has been reduced to zero; and

(vii) to the Classes of Senior Certificates, pro rata, in accordance with their Class Certificate Balances; provided, that the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans allocable to the Class A-1 Certificates will instead be borne first by the Class A-3 Certificates until its Class Certificate Balance is reduced to zero (in addition to other Realized Losses allocable to the Class A-3 Certificates) for so long as the Class Certificate Balance of the Class A-3 Certificates is greater than zero, and then by the Class A-2 Certificates until its Class Certificate Balance is reduced to zero (in addition to other Realized Losses allocable to the Class A-2 Certificates) for so long as the Class Certificate Balance of the Class A-2 Certificates is greater than zero; provided, further, that the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans allocable to the Class A-2 Certificates will instead be borne first by the Class A-3 Certificates until its Class Certificate Balance is reduced to zero (in addition to other Realized Losses allocable to the Class A-3 Certificates) for so long as the Class Certificate Balance of the Class A-3 Certificates is greater than zero.

(c) With respect to any Distribution Date, the principal portion of any Excess Loss (other than Excess Bankruptcy Losses attributable to Debt Service Reductions) shall be allocated pro rata to each Class of Certificates based on their respective Class Certificate Balances.

(d) Any Realized Losses allocated to a Class of Certificates pursuant to Section 4.4(b) or (c) shall be allocated among the Certificates of such Class in proportion to their respective Class Certificate Balances. Any allocation of Realized Losses pursuant to this paragraph (d) shall be accomplished by reducing the Class Certificate Balances of the related Certificates on the related Distribution Date in accordance with Section 4.4(e).

(e) Realized Losses allocated in accordance with this Section 4.4 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to the distributions made on such Distribution Date.

(f) On each Distribution Date, the Master Servicer shall determine the Subordinated Certificate Writedown Amount, if any. Any such Subordinated Certificate Writedown Amount shall effect, without duplication of any other provision in this Section 4.4 that provides for a reduction in the Class Certificate Balance of the Subordinated Certificates, a corresponding reduction in the Class Certificate Balance of the Subordinated Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

(g) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to a Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Class Certificate Balances of all the Senior Certificates as of such Distribution Date plus the Class Certificate Balances of the Subordinated Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the Stated Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation, the “Loss Allocation Limitation”).

SECTION 4.5  [RESERVED]

SECTION 4.6  Monthly Statements to Certificateholders.

(a) Not later than each Distribution Date, the Trustee shall prepare and cause to be forwarded by first class mail to each Certificateholder, the Master Servicer, the Depositor and each Rating Agency a statement, that complies with Item 1121 of Regulation AB, setting forth, among other things, with respect to the related distribution and/or may post such statement on its website located at www.bnyinvestorreporting.com:

(i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

(ii) the amount thereof allocable to interest, the amount of any Compensating Interest included in such distribution and any remaining Net Interest Shortfalls after giving effect to such distribution;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

(iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(v) the Pool Principal Balance for the following Distribution Date;

(vi) the Senior Percentage and Subordinated Percentage for the following Distribution Date;

(vii) the amount of the Master Servicing Fees paid to or retained by the Master Servicer with respect to such Distribution Date;

(viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

(ix) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the close of business on such Distribution Date;

(x) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

(xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

(xiii) the Senior Prepayment Percentage for the following Distribution Date;

(xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month;

(xv) the cumulative amount of Realized Losses applied in reduction of the principal balance of each Class of Certificates since the Closing Date;

(xvi) the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date; and

(xvii) with respect to the second Distribution Date, the number and aggregate balance of any Delay Delivery Mortgage Loans not delivered within thirty days after the Closing Date.

(b) The Trustee’s responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Master Servicer.

(c) On or before the fifth Business Day following the end of each Prepayment Period (but in no event later than the third Business Day prior to the related Distribution Date), the Master Servicer shall deliver to the Trustee (which delivery may be by electronic data transmission) a report in substantially the form set forth as Schedule III hereto.

(d) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(v) of this Section 4.6 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

ARTICLE V
THE CERTIFICATES

SECTION 5.1  The Certificates.

The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 9.2 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) 100% of the Class Certificate Balance of any Class of Certificates or (B) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

SECTION 5.2  Certificate Register; Registration of Transfer and Exchange of Certificates.

(a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.6 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, any Holder of a Private Certificate (other than a Private Certificate that is a Book-Entry Certificate) desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit I (the “Transferor Certificate”) and (i) deliver a letter in substantially the form of either Exhibit J (the “Investment Letter”) or Exhibit K (the “Rule 144A Letter”) or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. Furthermore, in the event a Private Certificate is offered and sold outside of the United States to a Person who is not a U.S. person within the meaning of Regulation S, such Private Certificates will be offered and sold in reliance on Regulation S. Each Holder of a Private Certificate sold in reliance on Regulation S shall be deemed to have represented to the Trustee: (i) such Person (A) if the offer or sale was made to it prior to the expiration of the 40-day distribution compliance period within the meaning of Regulation S, is not a U.S. person within the meaning of Regulation S and (B) was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Private Certificates have not been registered under the Securities Act, and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S), (y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

Each Holder of a Private Certificate that is a Book-Entry Certificate, by its acquisition thereof (or a beneficial interest therein), shall be deemed to have represented and warranted for the benefit of the Depositor, the Servicer and the Trustee that (a) it understands that the Private Certificates are not being registered under the Securities Act, or any state securities laws and are being transferred to it in a transaction that is exempt from the registration requirements of the Securities Act and any such laws, (b) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investments in the Private Certificates, (c) it has had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Private Certificates and all matters relating thereto or any additional information deemed necessary to its decision to purchase the Private Certificates, (d) neither it, nor any anyone acting on its behalf, has offered, transferred, pledged, sold or otherwise disposed of the Private Certificates or any interest therein, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Private Certificates or any interest therein from, or otherwise approached or negotiated with respect to the Private Certificates or any interest therein with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Private Certificates under the Securities Act or that would render the disposition of the Private Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will authorize any person to act, in such manner with respect to the Private Certificates, (e) it is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act (“Rule 144A”), (f) it is aware that the sale of the Private Certificates to it is being made in reliance on Rule 144A, (g) it is acquiring the Private Certificates for its own account or for resale pursuant to Rule 144A and it understands that the Private Certificates may be resold, pledged or transferred only (A) to a person whom it reasonably believes to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Securities Act; and (h) it understands that no representation is made as to the availability of the exemption provided by Rule 144A for resales of the Private Certificates.

The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and by its acceptance of a Private Certificate does hereby agree to, indemnify the Trustee and the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate (in the form of a Definitive Certificate) shall be made unless the Trustee shall have received a Transferor Certificate from the related transferor and either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit J or Exhibit K), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement, nor using the assets of any such plan or arrangement to effect such transfer, (ii) in the case of a Private Certificate (that has been subject to an ERISA-Qualified Underwriting) or a Residual Certificate, if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee, the Depositor, the Master Servicer or the Trust Fund, addressed to the Trustee to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in prohibited transactions under Title I of ERISA and Section 4975 of the Code and will not subject the Trustee, the Depositor or the Master Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

Each Holder of a Private Certificate that is a Book-Entry Certificate, by its acquisition thereof (or a beneficial interest therein) shall be deemed to have represented and warranted for the benefit of the Depositor, the Servicer, the Trustee and the other Certificateholders, that (a) it is not an employee benefit plan or arrangement that is subject to Section 406 of ERISA, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor is it acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such acquisition, or (b) if it is an insurance company, in the case of Private Certificates that have been the subject of an ERISA-Qualifying Underwriting, it is purchasing the Private Certificates with funds contained in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and its purchase and holding of the Private Certificates are covered under Sections I and III of PTCE 95-60.

The restrictions set forth in the preceding two paragraphs on the transfer of an ERISA-Restricted Certificate, any corresponding restriction on a Book-Entry Certificate and any related restrictive legend on the related Definitive Certificate, may be eliminated as to a Class of Certificates, if the Master Servicer delivers a certificate to the Trustee to the effect that such Class of Certificates has been the subject of an ERISA-Qualifying Underwriting or underwritten or placed by another Person that has obtained an individual administrative exemption granted by U.S. Department of Labor which is similar to the Underwriters’ Exemption and that the Class satisfies the applicable rating requirement of the Underwriters’ Exemption and that all other applicable conditions of the Underwriters’ Exemption, other than those within the control of the applicable Certificateholder, have been satisfied.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.2(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of any such Plan any payments made on such ERISA-Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a Plan or Person acting on behalf of a Plan.

Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of any ERISA-Restricted Certificate that is registered in the name of the Depository or its nominee

(c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit H and with a certificate of the proposed transferor in the form attached hereto as Exhibit I.

(iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.2(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.2(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.2(b) and this Section 5.2(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and, in the case of a Residual Certificate which is also a Private Certificate, either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.2(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Master Servicer, to the effect that the elimination of such restrictions will not cause the REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.2 in connection with transfer shall be at the expense of the parties to such transfers.

(e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Class Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Master Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Master Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

SECTION 5.3  Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.3, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.3 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.4  Persons Deemed Owners.

The Master Servicer, the Trustee and any agent of the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Trustee nor any agent of the Master Servicer or the Trustee shall be affected by any notice to the contrary.

SECTION 5.5  Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders or Certificate Owners (a) request such information in writing from the Trustee, (b) state that such Certificateholders or Certificate Owners desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders or Certificate Owners propose to transmit, or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders or Certificate Owners at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder or Certificate Owner, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

SECTION 5.6  Maintenance of Office or Agency.

The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VI
THE DEPOSITOR AND THE MASTER SERVICER

SECTION 6.1  Respective Liabilities of the Depositor and the Master Servicer.

The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

SECTION 6.2  Merger or Consolidation of the Depositor or the Master Servicer.

The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

SECTION 6.3  Limitation on Liability of the Depositor, the Master Servicer and Others.

None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Master Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that either the Depositor, or the Master Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account.

SECTION 6.4  Limitation on Resignation of Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates, or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or other successor master servicer shall have assumed the Master Servicer’s responsibilities, duties, liabilities and obligations hereunder.

ARTICLE VII
DEFAULT
SECTION 7.1  Events of Default.

“Event of Default,” wherever used herein, means any one of the following events:

(i) any failure by the Master Servicer to deposit in the Certificate Account or remit to the Trustee any payment required to be made under the terms of this Agreement, which failure shall continue unremedied for five days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

(ii) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement (except with respect to failure related to a Limited Exchange Act Reporting Obligation), which failure materially affects the rights of Certificateholders, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; provided, however, that the 60-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to substitute or repurchase in lieu thereof; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(iv) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the failure of the Master Servicer to remit any Advance required to be remitted by the Master Servicer pursuant to Section 4.1 which failure continues unremedied at 11:00 a.m., Central time, on the related Distribution Date.

If an Event of Default described in clauses (i) to (v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the Holders of Certificates evidencing not less than 66 2/3% of the Voting Rights evidenced by the Certificates, the Trustee shall by notice in writing to the Master Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) of this Section shall occur, the Trustee shall immediately, by notice in writing to the Master Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof, other than its rights as a Certificateholder hereunder. In addition, if during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Master Servicer shall fail to observe or perform any of the obligations set forth in Section 3.16(a) or Section 10.1(a)(i) and (ii), and such failure continues for the lesser of ten (10) calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), so long as such failure shall not have been remedied, the Trustee shall, but only at the direction of the Depositor, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. The Depositor shall not be entitled to terminate the rights and obligations of the Master Servicer if a failure of the Master Servicer to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or another successor to the Master Servicer appointed by the Trustee pursuant to Section 7.2. The Trustee, in its capacity as successor to the Master Servicer, shall thereupon make any Advance which the Master Servicer failed to make subject to Section 4.1 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the Mortgage Loans. All expenses incurred in the transferring of the servicing duties from the Master Servicer to a Successor Servicer shall be paid by the Master Servicer, and if not paid by the Master Servicer, shall be paid from amounts on deposit in the Certificate Account.

Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Master Servicer’s rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.8(a)(i) through (viii),and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Any termination of the activities of the Master Servicer hereunder will simultaneously result in the termination of the Master Servicer’s duties as a subservicer pursuant to the Servicing Rights Transfer and Subservicing Agreement.

If the Master Servicer is terminated, the Trustee shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor master servicer in the event the Trustee should succeed to the duties of the Master Servicer as set forth herein.

SECTION 7.2  Trustee to Act; Appointment of Successor.

On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.1 hereof, the Trustee shall, subject to and to the extent provided in Section 3.4, be the successor to the Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section 4.1. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Master Servicer would have been entitled to charge to the Certificate Account or Distribution Account if the Master Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7.1 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.1 hereof or if it is otherwise unable to so act appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any successor to the Master Servicer shall be an institution which is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $10,000,000, and which is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities of the Master Servicer under Section 6.3 hereof incurred prior to termination of the Master Servicer under Section 7.1), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. The Trustee shall provide written notice to the Depositor of such successor pursuant to this Section. The successor to the Master Servicer shall provide to the Depositor in writing, fifteen (15) days prior to the effective date of such appointment, and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement master servicer. The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.4 hereof, act in such capacity as provided above. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Master Servicing Fee permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Any successor to the Master Servicer as master servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as master servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 3.17.

In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such mortgage Loan on the MERS® System to the successor Master Servicer or (y) in causing MERS to designate on the MERS® System the successor Master Servicer as the servicer of such Mortgage Loan. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The successor Master Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

SECTION 7.3  Notification to Certificateholders.

(a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

ARTICLE VIII
CONCERNING THE TRUSTEE
SECTION 8.1  Duties of Trustee.

The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default of which a Responsible Officer of the Trustee has actual knowledge has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

The Trustee is hereby directed to execute and deliver to The Depository Trust Company the Issuer Letter of Representations dated as of the Closing Date on behalf of the trust created hereunder. The Depositor and the Master Servicer acknowledge and agree that the Trustee is executing and delivering the Issuer Letter of Representations on behalf of the trust created hereunder and shall do so solely in its capacity as Trustee and not in its individual capacity.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) unless an Event of Default of which a Responsible Officer of the Trustee has actual knowledge shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement;

(iv) the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer; and

(v) without limiting the generality of this Section 8.1, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or deposit or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

SECTION 8.2  Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.1:

(i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand from the Servicer’s own funds.

(v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of such agent, accountant or attorney appointed by the Trustee with due care;

(vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security); (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof and in the absence of such notice, the Trustee may conclusively assume that there is no Event of Default;

(ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(x) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(xi) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

SECTION 8.3  Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document or of MERS or the MERS® System other than with respect to the Trustee’s execution and counter-signature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Master Servicer.

SECTION 8.4  Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

SECTION 8.5  Trustee’s Fees and Expenses.

The Trustee, as compensation for its activities prior to making the distributions pursuant to Section 4.2 hereunder, shall be entitled to withdraw from the Distribution Account on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Master Servicer and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates or (c) in connection with the performance of any of the Trustee’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by the Master Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Master Servicer covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee’s negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, Tax Matters Person or Paying Agent hereunder or for any other expenses.

SECTION 8.6  Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.6 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.7 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Master Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

SECTION 8.7  Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor and the Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.8, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.8 meeting the qualifications set forth in Section 8.6. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

As a condition to the effectiveness of any such resignation, at least 15 calendar days prior to the effective date of such resignation, the Trustee shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Trustee.

If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.6 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, or (iv) during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Trustee fails to comply with its obligations under the last sentence of Section 7.1, Section 8.9 or Article X and such failure is not remedied within the lesser of ten (10) calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), then, in the case of clauses (i) through (iii), then the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Master Servicer and one copy to the successor trustee.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.7 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.8 hereof.

SECTION 8.8  Successor Trustee.

Any successor trustee appointed as provided in Section 8.7 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.6 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.8, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

SECTION 8.9  Merger or Consolidation of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.6 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

The Trustee shall provide (x) written notice to the Depositor of any successor due to merger or consolidation of the trustee pursuant to this Section within five (5) days of the effectiveness of such merger or consolidation and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a replacement Trustee.

SECTION 8.10  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.8.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv) The Master Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor. Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 8.11  Tax Matters.

It is intended that the assets with respect to which the REMIC election is to be made, as set forth in the preliminary statement shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to the, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the prepayment assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status; (h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on the prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to the, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent the in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the, and otherwise act on behalf of the in relation to any tax matter or controversy involving it.

In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of the REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the REMIC as defined in Section 860G(c) of the Code, on any contribution to the REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement which breach was caused by its negligence or willful misconduct, (ii) the Master Servicer, in the case of any such minimum tax, or if such tax arises out of or results from a breach by the Master Servicer of any of their obligations under this Agreement, (iii) the Seller, if any such tax arises out of or results from the Seller’s obligation to repurchase a Mortgage Loan pursuant to Section 2.2 or 2.3 or (iv) in all other cases, or in the event that the Trustee, the Master Servicer or the Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.8(b).

ARTICLE IX
TERMINATION

SECTION 9.1  Termination upon Liquidation or Purchase of all Mortgage Loans.

Subject to Section 9.3, the obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than a Mortgage Loan that has been foreclosed and subject to clause (ii)) plus one month’s accrued interest thereon at the applicable Adjusted Mortgage Rate, (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at the expense of the Master Servicer and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, plus accrued and unpaid interest thereon at the applicable Adjusted Mortgage Rate, and (iii) any costs and damages incurred by the Trust in connection with the noncompliance of such Mortgage Loan with any specifically applicable predatory or abusive lending law, and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof, and (ii) the Latest Possible Maturity Date. The right to purchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Pool Principal Balance, at the time of any such repurchase, being less than ten percent (10%) of the Cut-off Date Pool Principal Balance. The Master Servicer will deposit the funds for such purchase into the Certificate Account pursuant to Section 3.5(b)(viii).

SECTION 9.2  Final Distribution on the Certificates.

If on any Determination Date, the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Master Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Master Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.1, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Master Servicer shall notify the Depositor and the Trustee of the date the Master Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Master Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

In the event such notice is given, the Master Servicer shall cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in the order set forth in Section 4.2 hereof, on the final Distribution Date, in the case of the Certificateholders, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Class Certificate Balance thereof plus accrued interest thereon in the case of an interest bearing Certificate, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Holders of each of the Class A-R Certificates shall be entitled to all unclaimed funds and other assets of the Trust Fund, held for distribution to such Certificateholders, which remain subject hereto.

SECTION 9.3  Additional Termination Requirements.

(a) In the event the Master Servicer exercises its purchase option as provided in Section 9.1, the Trust Fund and the REMIC created hereunder shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure to comply with the requirements of this Section 9.3 will not (i) result in the imposition of taxes on “prohibited transactions” on the REMIC as defined in Section 860F of the Code, or (ii) cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(1) Within 90 days prior to the final Distribution Date set forth in the notice given by the Master Servicer under Section 9.2, the Master Servicer shall prepare and the Trustee, at the expense of the “tax matters person,” shall adopt a plan of complete liquidation within the meaning of Section 860F(a)(4) of the Code for the REMIC created hereunder which, as evidenced by an Opinion of Counsel addressed to the Trustee (which opinion shall not be an expense of the Trustee or the Tax Matters Person), meets the requirements of a qualified liquidation; and

(2) Within 90 days after the time of adoption of such plans of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer for cash in accordance with Section 9.1.

(b) The Trustee as agent for the REMIC established hereunder hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer, and the receipt of the Opinion of Counsel referred to in Section 9.3(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer.

(c) By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer to prepare and the Trustee to adopt and sign plans of complete liquidation.

ARTICLE X
EXCHANGE ACT REPORTING
SECTION 10.1  Filing Obligations.

The Master Servicer, the Trustee and the Seller shall reasonably cooperate with the Depositor in connection with the satisfaction of the Depositor’s reporting requirements under the Exchange Act with respect to the Trust Fund. In addition to the information specified below, if so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act, the Master Servicer, the Trustee and the Seller shall (and the Master Servicer shall cause each Subservicer to) provide the Depositor with (a) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor’s reporting obligations under the Exchange Act and (b) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment requested of it by the Depositor and required to be filed, copies of such agreement or amendment in EDGAR-compatible form.

SECTION 10.2  Form 10-D Filings.

(a) Although the Depositor is responsible under Regulation AB for filing the Form 10-D, the Trustee hereby agrees it shall prepare for filing and file within fifteen days after each Distribution Date (subject to permitted extensions under the Exchange Act) with the SEC with respect to the Trust Fund, a Form 10-D with copies of the Monthly Report and, to the extent delivered to the Trustee, no later than ten days following the Distribution Date, such other information identified by the Depositor or the Master Servicer, in writing, to be filed with the SEC (such other information, the “Additional Designated Information”). If the Depositor or Master Servicer directs that any Additional Designated Information is to be filed with any Form 10-D, the Depositor or Master Servicer, as the case may be, shall specify the Item on Form 10-D to which such information is responsive and, with respect to any Exhibit to be filed on Form 10-D, the Exhibit number. Any information to be filed on Form 10-D shall be delivered to the Trustee in EDGAR-compatible form or as otherwise agreed upon by the Trustee and the Depositor or the Master Servicer, as the case may be, at the Depositor’s expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor’s expense. At the reasonable request of, and in accordance with the reasonable directions of, the Depositor or the Master Servicer, subject to the two preceding sentences, the Trustee shall prepare for filing and file an amendment to any Form 10-D previously filed with the SEC with respect to the Trust Fund. The Master Servicer shall sign the Form 10-D filed on behalf of the Trust Fund.

(b) No later than each Distribution Date, each of the Master Servicer and the Trustee shall notify (and the Master Servicer shall cause any Subservicer to notify) the Depositor and the Master Servicer of any Form 10-D Disclosure Item relating to it, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Depositor. In addition to such information as the Master Servicer and the Trustee are obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor, each of the Master Servicer and the Trustee shall provide such information which is available to the Master Servicer and the Trustee, as applicable, without unreasonable effort or expense regarding the performance or servicing of the Mortgage Loans (in the case of the Trustee, based on the information provided by the Master Servicer) as is reasonably required of the Depositor to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the delivering of the reports specified in Section 4.6 in the case of the Master Servicer and the Monthly Statement in the case of the Trustee, commencing with the first such report due not less than five (5) Business Days following such request.

(c) The Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format). The Trustee shall have no liability to the Certificateholders, the Trust Fund, the Master Servicer or the Depositor with respect to any failure to properly prepare or file any of Form 10-D to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part. For avoidance of doubt, the Trustee shall have no liability whatsoever under the Securities Act or the Exchange Act.

SECTION 10.3  Form 8-K Filings.

The Master Servicer shall prepare and file on behalf of the Trust Fund any Form 8-K required by the Exchange Act. Each Form 8-K must be signed by the Master Servicer. Each of the Trustee and the Master Servicer shall (and the Master Servicer shall cause any Subservicer to), promptly notify the Depositor and the Master Servicer (if the notifying party is not the Master Servicer), but in no event later than one (1) Business Day after its occurrence, of any Reportable Event related to it, of which it has actual knowledge. The Master Servicer shall notify the Depositor if any material pool characteristic of the actual asset pool at the time of issuance of the Certificates differs by five percent or more (other than as a result of the pool assets converting into cash in accordance with their terms) from the description of the asset pool in the Prospectus Supplement.

SECTION 10.4  Form 10-K Filings.

Prior to March 30th of each year, commencing in 2008 (or such earlier date as may be required by the Exchange Act), the Depositor shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. A senior officer in charge of the servicing function of the Master Servicer shall sign each Form 10-K filed on behalf of the Trust Fund. Such Form 10-K shall include as exhibits each (i) annual compliance statement described under Section 3.16(a), (ii) annual report on assessments of compliance with servicing criteria described under Section 10.7 and (iii) accountant’s report described under Section 10.7. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in Section 10.5.

If the Item 1119 Parties listed on Exhibit P have changed since the Closing Date, no later than March 1st of each year, the Depositor shall provide each of the Master Servicer (and the Master Servicer shall provide any Subservicer) and the Trustee with an updated Exhibit P setting forth the Item 1119 Parties. No later than March 15th of each year, commencing in 2008, the Master Servicer and the Trustee shall notify (and the Master Servicer shall cause any Subservicer to notify) the Depositor of any Form 10-K Disclosure Item related to it, together with a description of any such Form 10-K Disclosure Item in form and substance reasonably acceptable to the Depositor. Additionally, each of the Master Servicer and the Trustee shall provide to the Depositor, and shall cause each Reporting Subcontractor retained by the Master Servicer or the Trustee, as applicable, and in the case of the Master Servicer shall cause each Subservicer that is a Reporting Subcontractor, to provide to the Depositor, the following information no later than March 15th of each year in which a Form 10-K is required to be filed on behalf of the Trust Fund: (i) if such Person’s report on assessment of compliance with servicing criteria described under Section 10.7 or related registered public accounting firm attestation report described under Section 10.7 identifies any material instance of noncompliance, notification of such instance of noncompliance and (ii) if any such Person’s report on assessment of compliance with servicing criteria or related registered public accounting firm attestation report is not provided to be filed as an exhibit to such Form 10-K, information detailing the explanation why such report is not included.

SECTION 10.5  Sarbanes-Oxley Certification.

Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder (including any interpretations thereof by the SEC’s staff)). No later than March 15th of each year in which a Form 10-K is required to be filed on behalf of the Trust Fund, beginning in 2008, the Master Servicer (unless such Person is the Certifying Person) and the Trustee shall, and the Master Servicer shall cause each Subservicer to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”) a certification (each, a “Performance Certification”), substantially in the form attached hereto as Exhibit N-1 (in the case of a Subservicer) and Exhibit N-2 (in the case of the Trustee), unless such other form is mutually agreed upon, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer in charge of the servicing function of the Master Servicer shall serve as the Certifying Person on behalf of the Trust Fund. Neither the Master Servicer nor the Depositor will request delivery of a certification under this clause unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trust Fund. In the event that prior to the filing date of the Form 10-K in March of each year, a Responsible Officer of the Trustee or the Depositor has actual knowledge of information material to the Sarbanes-Oxley Certification, the Trustee or the Depositor, as the case may be, shall promptly notify the Master Servicer and the Depositor. The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person or Certification Party in connection with such Person’s attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust Fund.

SECTION 10.6  Form 15 Filing.

Prior to January 31 of the first year in which the Depositor is able to do so under applicable law, the Depositor shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

SECTION 10.7  Report on Assessment of Compliance and Attestation.

(a) On or before March 15th of each calendar year in which a Form 10-K is required to be filed on behalf of the Trust Fund, commencing in 2008:

(i) Each of the Master Servicer and the Trustee shall deliver to the Depositor and the Master Servicer a report (in form and substance reasonably satisfactory to the Depositor) regarding the Master Servicer’s or the Trustee’s, as applicable, assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of such Person and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit O hereto, unless such other form is mutually agreed upon and delivered to the Depositor concurrently with the execution of this Agreement. To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement to that effect. The Depositor and the Master Servicer, and each of their respective officers and directors shall be entitled to rely upon each such servicing criteria assessment.

(ii) Each of the Master Servicer and the Trustee shall deliver to the Depositor and the Master Servicer a report of a registered public accounting firm reasonably acceptable to the Depositor that attests to, and reports on, the assessment of compliance made by Master Servicer or the Trustee, as applicable, and delivered pursuant to the preceding paragraphs. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, including, without limitation that in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Certificates, such report shall include such a statement that that effect.

(iii) The Master Servicer shall cause each Subservicer that is a Reporting Subcontractor engaged by it to deliver to the Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section 10.7.

(iv) The Trustee shall cause each Reporting Subcontractor engaged by it to deliver to the Depositor and the Master Servicer an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section.

(b) Each assessment of compliance provided by a Subservicer pursuant to Section 10.7(a)(iii) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit O hereto delivered to the Depositor concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 10.7(a)(iii) or (iv) need not address any elements of the Servicing Criteria other than those specified by the Master Servicer or the Trustee, as applicable, pursuant to Section 10.7(a)(i).

SECTION 10.8  Use of Subservicers and Subcontractors.

(a) The Master Servicer shall cause any Subservicer that is a Reporting Subcontractor used by the Master Servicer (or by any Subservicer) for the benefit of the Depositor to comply with the provisions of Section 3.16 and this Article X to the same extent as if such Subservicer were the Master Servicer (except with respect to the Master Servicer’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person). The Master Servicer shall be responsible for obtaining from each Subservicer that is a Reporting Subcontractor and delivering to the Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 3.16, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 10.7 and any certification required to be delivered to the Certifying Person under Section 10.5 as and when required to be delivered. As a condition to the succession to any Subservicer as subservicer under this Agreement by any Person (i) into which such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to any Subservicer, the Master Servicer shall provide to the Depositor, at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.2 of Form 8-K.

(b) It shall not be necessary for the Master Servicer or any Subservicer to seek the consent of the Depositor or any other party hereto to the utilization of any Subcontractor. The Master Servicer shall promptly upon request provide to the Depositor (or any designee of the Depositor, such as the Master Servicer or administrator) a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Person (or in the case of the Master Servicer or any Subservicer), specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor, who is a Reporting Subcontractor, identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be a Reporting Subcontractor, the Master Servicer shall cause any such Subcontractor used by such Person (or in the case of the Master Servicer or any Subservicer) for the benefit of the Depositor to comply with the provisions of Sections 10.7 and 10.9 of this Agreement to the same extent as if such Subcontractor were the Master Servicer (except with respect to the Master Servicer’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person). The Master Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Depositor and the Master Servicer, any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 10.7, in each case as and when required to be delivered.

SECTION 10.9  Amendments.

In the event the parties to this Agreement desire to further clarify or amend any provision of this Article X, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Article X pursuant to Section 11.1, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder. If, during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Master Servicer is no longer an Affiliate of the Depositor, the Depositor shall assume the obligations and responsibilities of the Master Servicer in this Article X with respect to the preparation and filing of the Exchange Act Reports and/or acting as the Certifying Person, if the Depositor has received indemnity from such successor Master Servicer satisfactory to the Depositor, and such Master Servicer has agreed to provide a Sarbanes-Oxley Certification to the Depositor substantially in the form of Exhibit Q.

ARTICLE XI
MISCELLANEOUS PROVISIONS

SECTION 11.1  Amendment.

This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Seller or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel delivered to the Trustee (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor and the Master Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of the REMIC established hereunder as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on the REMIC established hereunder pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding. In addition, the permitted activities of the Trust under this Agreement cannot be significantly modified without the approval of Holders of Certificates evidencing a Majority in Interest.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on the REMIC established hereunder or the Certificateholders or cause the REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 11.1.

SECTION 11.2  Recordation of Agreement; Counterparts.

This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense, but only upon direction a majority of the Certificateholders to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed (by facsimile or otherwise) simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 11.3  Governing Law.

THIS AGREEMENT (OTHER THAN SECTION 2.1 HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. SECTION 2.1 OF THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS UNDER SUCH SECTION SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.4  Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, absolute sales thereof to the Trustee. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code financing and continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

SECTION 11.5  Notices.

(a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(1)	Any material change or amendment to this Agreement;

(2)	The occurrence of any Event of Default that has not been cured;

(3)	The resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;

(4)	The repurchase or substitution of Mortgage Loans pursuant to Section 2.3;

(5)	The final payment to Certificateholders; and

(6)
Any rating action involving the long-term credit rating of the Master Servicer, which notice shall be made by first-class mail within two Business Days after the Trustee gains actual knowledge thereof.

In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

(1)	Each report to Certificateholders described in Section 4.6;

(2)	Each annual statement as to compliance described in Section 3.16; and

(3)	Any notice of a purchase of a Mortgage Loan pursuant to Section 2.2, 2.3 or 3.11.

(b) All directions, demands, authorizations, consents, waivers, communications and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to by first class mail, facsimile or courier (a) in the case of the Depositor, First Horizon Asset Securities Inc., 4000 Horizon Way, Irving, Texas 75063, Attention: Alfred Chang; (b) in the case of the Master Servicer, First Horizon Home Loans, 4000 Horizon Way, Irving, Texas 75063, Attention: Larry P. Cole or such other address as may be hereafter furnished to the Depositor and the Trustee by the Master Servicer in writing; (c) in the case of the Trustee, The Bank of New York, 101 Barclay Street, 4W, New York, New York 10286, Attention: Corporate Trust Administration—First Horizon 2007-AA3, or such other address as the Trustee may hereafter furnish to the Depositor or Master Servicer; and (d) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

SECTION 11.6  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.7  Assignment.

Notwithstanding anything to the contrary contained herein, except as provided in Section 6.2, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and Depositor.

SECTION 11.8  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.8, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.9  Inspection and Audit Rights.

The Master Servicer agrees that, on reasonable prior notice, it will permit and will cause each Subservicer to permit any representative of the Depositor or the Trustee during the Master Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 11.9 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer or the related Subservicer.

SECTION 11.10  Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 11.11  Limitations on Actions; No Proceedings.

(a) Other than pursuant to this Agreement, or in connection with or incidental to the provisions or purposes of this Agreement, the trust created hereunder shall not (i) issue debt or otherwise borrow money, (ii) merge or consolidate with any other entity reorganize, liquidate or transfer all or substantially all of its assets to any other entity, or (iii) otherwise engage in any activity or exercise any power not provided for in this Agreement.

(b) Notwithstanding any prior termination of this Agreement, the Trustee, the Master Servicer and the Depositor shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause any Person to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust Fund under any federal or state bankruptcy, insolvency or other similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust Fund or any substantial part of their respective property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust Fund.

SECTION 11.12  Acknowledgment of Seller.

Seller hereby acknowledges the provisions of this Agreement, including the obligations under Sections 2.1(a), 2.2, 2.3(b) and 8.11 of this Agreement and further acknowledges the Depositor’s assignment of its rights and remedies for the breach of the representations and warranties made by the Seller under the MLPA.

* * * * * *

IN WITNESS WHEREOF, the Depositor, the Trustee and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

FIRST HORIZON ASSET SECURITIES INC.,
as Depositor

By:
Alfred Chang
Vice President

THE BANK OF NEW YORK,
not in its individual capacity, but solely as Trustee

By:
Kelly Crosson
Assistant Treasurer

FIRST HORIZON HOME LOANS, a division of First Tennessee Bank National Association, in its capacity as Master Servicer

By:
Terry L. McCoy
Executive Vice President

The foregoing agreement is hereby
acknowledged and accepted as of the
date first above written:

FIRST HORIZON HOME LOANS,
a division of First Tennessee Bank
National Association, in its capacity as Seller

By:
Terry L. McCoy
Executive Vice President

FHAMS 2007-AA3
Pooling and Servicing Agreement - Signature Page

SCHEDULE I

First Horizon Asset Securities Inc.
Mortgage Pass-Through Certificates Series 2007-AA3

Mortgage Loan Schedule

[Available Upon Request from Trustee]

I-1

SCHEDULE II

First Horizon Asset Securities Inc.
Mortgage Pass-Through Certificates Series 2007-AA3

Representations and Warranties of the Master Servicer

First Horizon Home Loans, a division of First Tennessee Bank National Association (“First Horizon”) hereby makes the representations and warranties set forth in this Schedule II to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) relating to the above-referenced Series, among First Horizon, as master servicer, First Horizon Asset Securities Inc., as depositor, and The Bank of New York, as trustee.

(1) First Horizon is duly organized as a national banking association and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by the Pooling and Servicing Agreement to be conducted by First Horizon in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement and to perform any of its other obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.

(2)  First Horizon has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by the Pooling and Servicing Agreement and has duly authorized by all necessary corporate action on the part of First Horizon the execution, delivery and performance of the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of First Horizon, enforceable against First Horizon in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

II-1

(3) The execution and delivery of the Pooling and Servicing Agreement by First Horizon, the servicing of the Mortgage Loans by First Horizon under the Pooling and Servicing Agreement, the consummation of any other of the transactions contemplated by the Pooling and Servicing Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of First Horizon and will not (A) result in a material breach of any term or provision of the charter or by-laws of First Horizon or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which First Horizon is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to First Horizon of any court, regulatory body, administrative agency or governmental body having jurisdiction over First Horizon; and First Horizon is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair First Horizon’s ability to perform or meet any of its obligations under the Pooling and Servicing Agreement.

(4) No litigation is pending or, to the best of First Horizon’s knowledge, threatened against First Horizon that would prohibit the execution or delivery of, or performance under, the Pooling and Servicing Agreement by First Horizon.

(5) First Horizon is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as along as such Mortgage Loans are registered with MERS.

II-2

SCHEDULE III

First Horizon Asset Securities Inc.
Mortgage Pass-Through Certificates Series 2007-AA3

Form of Monthly Master Servicer Report

[Begins on Next Page]

III-1

EXHIBIT A

[FORM OF SENIOR CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:
Cut-off Date	:
First Distribution Date	:
Initial Certificate Balance of this Certificate (“Denominations”)	:	$
Initial Certificate Balances of all Certificate of this Class	:	$
CUSIP	:

First Horizon Alternative Mortgage Securities Trust 2007-AA3
Mortgage Pass-Through Certificates, Series 2007-AA3
Class [________]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of one or more pools of conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

First Horizon Asset Securities Inc., as Depositor

[Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.] This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by First Horizon Asset Securities Inc. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, First Horizon Home Loans, a division of First Tennessee Bank National Association, as master servicer (the “Master Servicer”), and The Bank of New York, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 2007

THE BANK OF NEW YORK,
not in its individual capacity, but solely as Trustee

By:
Authorized Signatory of
THE BANK OF NEW YORK
not in its individual capacity,
but solely as Trustee

Countersigned:
By
Authorized Signatory of
THE BANK OF NEW YORK,
not in its individual capacity,
but solely as Trustee

EXHIBIT B

[FORM OF SUBORDINATED / [REGULATION S CERTIFICATE]]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES (“BLUE SKY LAWS”), AND SUCH CERTIFICATE MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE BLUE SKY LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS CERTIFICATE.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES (AS DEFINED IN RULES 901 THROUGH 905 OF THE SECURITIES ACT (“REGULATION S”)) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.]

[THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) UNTIL THE EXPIRATION OF THE APPLICABLE “DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF REGULATION S, ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER OF THIS CERTIFICATE SHALL NOT BE MADE IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (EACH AS DEFINED IN REGULATION S) AND (B) IF THIS CERTIFICATE IS HELD WITHIN THE UNITED STATES OR SUCH HOLDER IS A U.S. PERSON OR THIS CERTIFICATES IS HELD FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (EACH AS DEFINED IN REGULATION S) SUCH CERTIFICATE WAS ACQUIRED ONLY (1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (2) BY SUCH HOLDER AS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRUSTEE THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR, IF SUCH PURCHASER IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN SUBJECT TO AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN, OR DELIVERS TO THE TRUSTEE AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE’S ACCEPTANCE OF A CERTIFICATE OF THIS CLASS AND BY A BENEFICIAL OWNER’S ACCEPTANCE OF ITS INTEREST IN A CERTIFICATE OF THIS CLASS. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:
Cut-off Date	:
First Distribution Date	:
Initial Certificate Balance of this Certificate (“Denominations”)	:	$
Initial Certificate Balances of all Certificate of this Class	:	$
CUSIP	:

First Horizon Alternative Mortgage Securities Trust 2007-AA3
Mortgage Pass-Through Certificates, Series 2007-AA3
Class [___]

[Regulation S]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of one or more pools of conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

First Horizon Asset Securities Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that ___________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by First Horizon Asset Securities Inc. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, First Horizon Home Loans, a division of First Tennessee Bank National Association, as master servicer (the “Master Servicer”), and The Bank of New York, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

[No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within two years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller, the Master Servicer or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

[No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation [letter] from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, the Depositor or the Master Servicer, (ii) if the purchaser is an insurance company and the certificate has been subject to an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code and will not subject the Trustee, the Depositor or the Master Servicer to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Master Servicer. [Such representation shall be deemed to have been made to the Trustee by the Transferee’s acceptance of a Certificate of this Class and by a beneficial owner’s acceptance of its interest in a Certificate of this Class.] Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.]Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 2007

THE BANK OF NEW YORK,
not in its individual capacity, but solely as Trustee

By:
Authorized Signatory of
THE BANK OF NEW YORK
not in its individual capacity,
but solely as Trustee

Countersigned:
By
Authorized Signatory of
THE BANK OF NEW YORK,
not in its individual capacity,
but solely as Trustee

EXHIBIT C

[FORM OF RESIDUAL CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS ONE OR MORE “RESIDUAL INTERESTS” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE REPRESENTS THE “TAX MATTERS PERSON RESIDUAL INTEREST” ISSUED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW AND MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT IN CONNECTION WITH THE ASSUMPTION BY THE TRANSFEREE OF THE DUTIES OF THE SERVICER UNDER SUCH AGREEMENT.]

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRUSTEE THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR, IF SUCH PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN, OR DELIVERS TO THE TRUSTEE AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. [SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE’S ACCEPTANCE OF A CERTIFICATE OF THIS CLASS AND BY A BENEFICIAL OWNER’S ACCEPTANCE OF ITS INTEREST IN A CERTIFICATE OF THIS CLASS.] NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:
Cut-off Date:
First Distribution Date:
Initial Certificate Balance of this Certificate (“Denominations”):	$
Initial Certificate Balances of all Certificate of this Class:	$
CUSIP:

First Horizon Alternative Mortgage Securities Trust 2007-AA3

Mortgage Pass-Through Certificates, Series 2007-AA3

evidencing the distributions allocable to the Class A-R Certificates with respect to a Trust Fund consisting primarily of one or more pools of conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

First Horizon Asset Securities Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that _________________ is the registered owner of the Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by First Horizon Asset Securities Inc. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, First Horizon Home Loans, a division of First Tennessee Bank National Association, as master servicer (the “Master Servicer”), and The Bank of New York, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

No transfer of a Class A-R Certificate shall be made unless the Trustee shall have received either (i) a representation [letter] from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, the Depositor or the Master Servicer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Class A-R Certificate will not result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code and will not subject the Trustee, the Depositor and the Master Servicer to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Master Servicer. [Such representation shall be deemed to have been made to the Trustee by the Transferee’s acceptance of this Class A-R Certificate and by a beneficial owner’s acceptance of its interest in such Certificate.] Notwithstanding anything else to the contrary herein, any purported transfer of a Class A-R Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

Each Holder of this Class A-R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class A-R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class A-R Certificate must agree not to transfer an Ownership Interest in this Class A-R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class A-R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September __, 2007

THE BANK OF NEW YORK,
not in its individual capacity, but solely as Trustee

By:
Authorized Signatory of
THE BANK OF NEW YORK
not in its individual capacity,
but solely as Trustee

Countersigned:

By
Authorized Signatory of
THE BANK OF NEW YORK,
not in its individual capacity,
but solely as Trustee

EXHIBIT D

[Form of Reverse of Certificates]

First Horizon Alternative Mortgage Securities Trust 2007-AA3
Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as First Horizon Alternative Mortgage Securities Trust 2007-AA3 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the Pool Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Master Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________
(Please insert social security or
other identifying number of assignee)

________________________________________________________________________

________________________________________________________________________
(Please print or typewrite name and address
including postal zip code of assignee)

____________________________________________________________________________________________________________________________________

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

Dated: __________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________________________________, for the account of _____________________, account number ___________, or, if mailed by check, to ___________________________. Applicable statements should be mailed to __________________________.

This information is provided by ________________________________________, the assignee named above, or _________________, as its agent.

EXHIBIT E

FORM OF INITIAL CERTIFICATION OF CUSTODIAN

[date]

First Horizon Asset Securities Inc.
First Horizon Home Loans
4000 Horizon Way
Irving, Texas 75063

The Bank of New York
101 Barclay Street, 4W
New York, New York 10286

Re:
Custodial Agreement dated as of September 27, 2007 by and among The Bank of New York, as Trustee, First Horizon Home Loans, a division of First Tennessee Bank National Association, as Servicer and First Tennessee Bank National Association, as Custodian

Gentlemen:

In accordance with Section 2 of the above-captioned Custodial Agreement (the “Custodial Agreement”), the undersigned, as Custodian, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule), it has received:

(i)  the original Mortgage Note, endorsed as provided in the following form: “Pay to the order of    , without recourse”; and

(ii)  a duly executed assignment, or a copy of such assignment certified by the Seller as being a true and complete copy of the assignment, of the Mortgage (which may be included in a blanket assignment or assignments); provided, however, that it has received no assignment with respect to any Mortgage for which the related Mortgaged Property is located in the Commonwealth of Puerto Rico.

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Custodial Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

E-1

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Custodial Agreement.

FIRST TENNESSEE BANK NATIONAL ASSOCIATION,
as Custodian

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF DELAY DELIVERY CERTIFICATION

[date]

First Horizon Asset Securities Inc.
First Horizon Home Loans
4000 Horizon Way
Irving, Texas 75063

The Bank of New York
101 Barclay Street, 4W
New York, New York 10286

Re:
Custodial Agreement dated as of September 27, 2007 by and among The Bank of New York, as Trustee, First Horizon Home Loans, a division of First Tennessee Bank National Association, as Servicer, and First Tennessee Bank National Association, as Custodian

Ladies and Gentlemen:

In accordance with Section 3 of the above-captioned Custodial Agreement (the “Custodial Agreement”), the undersigned, as Custodian, hereby certifies that, as to each Delay Delivery Mortgage Loan listed in the Mortgage Loan Schedule (other than any Delay Delivery Mortgage Loan listed in the attached schedule), it has received:

(i) the original Mortgage Note, endorsed as provided in the following form: “Pay to the order of    , without recourse”;

(ii) in the case of each Mortgage Loan, the original recorded Mortgage, or a copy of such Mortgage certified by the Seller as being a true and complete copy of the Mortgage, [and in the case of each Mortgage Loan that is a MERS Mortgage Loan, the original Mortgage, or a copy of such Mortgage certified by the Seller as being a true and complete copy of the Mortgage, noting thereon the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon]; and

(iii) in the case of each Mortgage Loan, a duly executed assignment, or a copy of such assignment certified by the Seller as a true and complete copy of the assignment, of the Mortgage (which may be included in a blanket assignment or assignments); provided, however, that it has received no assignment with respect to any Mortgage for which the related Mortgage Property is located in the Commonwealth of Puerto Rico.

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Delay Delivery Mortgage Loan.

F-1

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Custodial Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Delay Delivery Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Delay Delivery Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

FIRST TENNESSEE BANK NATIONAL ASSOCIATION,
as Custodian

By:
Name:
Title:

F-2

EXHIBIT G

FORM OF SUBSEQUENT CERTIFICATION OF CUSTODIAN

[date]

First Horizon Asset Securities Inc.
First Horizon Home Loans
4000 Horizon Way
Irving, Texas 75063

The Bank of New York
101 Barclay Street, 4W
New York, New York 10286

Re:
Custodial Agreement dated as of September 27, 2007 by and among The Bank of New York, as Trustee, First Horizon Home Loans, a division of First Tennessee Bank National Association, as Servicer, and First Tennessee Bank National Association, as Custodian

Ladies and Gentlemen:

In accordance with Section 3 of the above-captioned Custodial Agreement (the “Custodial Agreement”), the undersigned, as Custodian hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached exception report) it has received, unless otherwise provided in Section 2 of the Custodial Agreement:

(i)
(A) The original Mortgage Note endorsed by manual or facsimile signature in blank in the following form: “Pay to the order of     without recourse,” with all intervening endorsements showing a complete chain of endorsements from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or

(B) with respect to any Lost Mortgage Note, a lost note affidavit from the Seller stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

(ii)
except as provided in Section 2(c) of the Custodial Agreement and for each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage or a copy of such Mortgage certified by the Seller as being a true and complete copy of the Mortgage, and in the case of each MERS Mortgage Loan, the original recorded Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the Seller as being a true and complete copy of the Mortgage;

(iii)
in the case of each Mortgage Loan that is not a MERS Mortgage Loan, a duly executed assignment of the Mortgage, or a copy of such assignment certified by the Seller as being a true and complete copy of the assignment, in blank (which may be included in a blanket assignment or assignments), together with, except as provided below, all interim recorded assignments, or copies of such interim assignments certified by the Seller as being true and complete copies of the interim assignments, of such Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office;

(iv)	the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

(v)
either the original or duplicate original title policy, or a copy of such title policy certified by the Seller as being a true and complete copy of the title policy (including all riders thereto), with respect to the related Mortgaged Property, if available, provided that the title policy (including all riders thereto) will be delivered as soon as it becomes available, and if the title policy is not available, and to the extent required pursuant to the second paragraph below or otherwise in connection with the rating of the Certificates, a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the Mortgaged Property, or in lieu thereof, an Alternative Title Product or a copy of such Alternative Title Product certified by the Seller as being a true and complete copy of the Alternative Title Product; and

(vi)	in the case of a Cooperative Loan, the originals of the following documents or instruments:

(a)	The Coop Shares, together with a stock power in blank;

(b)	The executed Security Agreement;

(c)	The executed Proprietary Lease;

(d)
The executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the Seller’s interest in the Coop Shares and the Proprietary Lease; and

(e)
Executed UCC-3 financing statements or their appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii), (iii), (iv), (vi) and (xi) of the definition of the “Mortgage Loan Schedule” in Article I of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Custodial Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title, and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Custodial Agreement.

FIRST TENNESSEE BANK NATIONAL ASSOCIATION,
as Custodian

By:
Name:
Title:

EXHIBIT H

TRANSFER AFFIDAVIT

First Horizon Alternative Mortgage Securities Trust 2007-AA3
Mortgage Pass-Through Certificates
Series 2007-AA3

STATE OF	)
) ss.:
COUNTY OF	)

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is an officer of __________, the proposed Transferee of an Ownership Interest in a [Class A-R] Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement, (the “Agreement”), relating to the above-referenced Series, by and among First Horizon Asset Securities Inc., as depositor (the “Depositor”), First Horizon Home Loans, a division of First Tennessee Bank National Association, as master servicer, and The Bank of New York, as trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false. The Transferee does not hold REMIC residual interests as nominee to facilitate the clearance and settlement of such interests through electronic book-entry changes in accounts of participating organizations.

3. The Transferee has been advised of, and understands that (i) a tax may be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent transferee furnished to such Person an affidavit that such subsequent transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4. The Transferee has been advised of, and understands that a tax may be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5. The Transferee has reviewed the provisions of Section 5.2(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.2(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit I to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8. The Transferee’s taxpayer identification number is ______.

9. The Transferee is either a U.S. Person as defined in Code Section 7701(a)(30) or the Transferee has furnished the Transferor a properly completed Internal Revenue Service Form W-8ECI.

10. The Transferee is aware that the Certificate may represent one or more interests in a “noneconomic residual interest” within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11. The Transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement, nor using the assets of any such plan or arrangement to effect such transfer.

12. The Transferee has historically paid its debts as they came due and the Transferee will continue to pay its debts as they come due in the future; the Transferee understands that, as the holder of the Certificate, the Transferee may incur tax liabilities in excess of any cash flows generated by the Certificate and the Transferee intends to pay taxes associated with holding the Certificate as they become due.

13. The Transferee is a domestic corporation taxable as a regular corporation for U.S. federal income tax purposes (a “taxable domestic C corporation”) and is not a real estate investment trust, regulated investment company or REMIC. The Transferee will not cause income from the Certificate to be attributable, for U.S. federal income tax purposes, to a non-U.S. permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer. At the time of the Transfer, and at the close of each of the Transferee’s two fiscal years preceding the year of the Transfer, the Transferee’s gross assets for financial reporting purposes exceeded $10 million (together, the “Asset Requirements”), and the Transferee hereby covenants that any subsequent Transfer of its Ownership Interest in the Certificate will be to another taxable, domestic C corporation satisfying the Asset Requirements

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of _________, 20__.

Print Name of Transferee

By:
Name:
Title:

Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this _____ day of ___________, 20____.

NOTARY PUBLIC

My Commission expires the ___ day of
________________, 20___.

EXHIBIT 1 to EXHIBIT H

Certain Definitions

“Ownership Interest”: As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

“Permitted Transferee”: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(l) of the Code) with respect to any Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” as defined in section 775 of the Code, (vi) a Person that is not (a) a citizen or resident of the United States, (b) a corporation, partnership, or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Certificate to such Person may cause the REMIC created pursuant to the Agreement to fail to qualify as a REMIC at any time that the Certificates (as defined in the Agreement) are outstanding; provided, however, that if a person is classified as a partnership or a disregarded entity under the Code, such person shall only be a Permitted Transferee if all of its beneficial owners are described in subclauses (a), (b), (c) or (d) of clause (vi) and the governing documents of such person prohibits a transfer of any interest in such person to any person described in clause (vi). The terms “United States,” “State” and “International Organization” shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

“Person”: Any individual, corporation, partnership, joint venture, association, bank, joint-stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Transfer”: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

EXHIBIT 2 to EXHIBIT H

Section 5.2(c) of the Agreement

(c)  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit H and with a certificate of the proposed transferor in the form attached hereto as Exhibit I.

(iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.2(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.2(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.2(b) and this Section 5.2(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and, in the case of a Residual Certificate which is also a Private Certificate, either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.2(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Master Servicer, to the effect that the elimination of such restrictions will not cause the REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

EXHIBIT I

FORM OF TRANSFEROR CERTIFICATE

_______________, 20___

First Horizon Asset Securities Inc.
First Horizon Home Loans
4000 Horizon Way
Irving, Texas 75063

The Bank of New York
101 Barclay Street, 4W
New York, New York 10286

Re:	First Horizon Alternative Mortgage Securities Trust 2007-AA3 Mortgage Pass-Through Certificates, Series 2007-AA3, Class ___

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) to the extent we are disposing of a Private Certificate, we understand that such Private Certificate has not been registered under the Securities Act of 1933, as amended (the “Act”), and is being disposed of by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, and (c) to the extent we are disposing of a Residual Certificate, we have no knowledge the transferee is not a Permitted Transferee.

Capitalized terms used herein shall have the meaning ascribed to such terms in the Pooling and Servicing Agreement, dated as of September 1, 2007, by and among First Horizon Asset Securities Inc., as depositor, First Horizon Home Loans, a division of First Tennessee Bank National Association, as master servicer, and The Bank of New York, as trustee, pursuant to which the Residual Certificates were issued.

Very truly yours,

Print Name of Transferor

By:
Authorized Officer

I-1

EXHIBIT J

FORM OF INVESTMENT LETTER (NON-RULE 144A)

_____________, 20___

First Horizon Asset Securities Inc.
4000 Horizon Way
Irving, Texas 75063

The Bank of New York
101 Barclay Street, 4W
New York, New York 10286
Attention: Mortgage-Backed Securities Group

Re:	First Horizon Alternative Mortgage Securities Trust 2007-AA3 Mortgage Pass-Through Certificates, Series 2007-AA3, Class ___

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if, in the case of ERISA-Restricted Certificates that have been the subject of an ERISA-Qualifying Underwriting, we are an insurance company, a representation that we are an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,

Print Name of Transferee

By:
Authorized Officer

J-1

EXHIBIT K

FORM OF RULE 144A LETTER

___________, 20__

First Horizon Asset Securities Inc.
4000 Horizon Way
Irving, Texas 75063

The Bank of New York
101 Barclay Street, 4W
New York, New York 10286
Attention: Mortgage-Backed Securities Group

Re:	First Horizon Alternative Mortgage Securities Trust 2007-AA3 Mortgage Pass-Through Certificates, Series 2007-AA3, Class ___

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, (e) if an insurance company, in the case of ERISA-restricted Certificates that have been the subject of an ERISA-Qualifying Underwriting, we are purchasing the Certificates with funds contained in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and our purchase and holding of the Certificates are covered under Sections I and III of PTCE 95-60, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (g) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act (“Rule 144A”) and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, (h) we are aware that the sale to us is being made in reliance on Rule 144A, and (i) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

Very truly yours,

Print Name of Transferee

By:
Authorized Officer

ANNEX 1 TO EXHIBIT K

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.  As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.  In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $ ______1  in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

1Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3.  The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.  For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.  The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.  Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Transferee

By:
Name:
Title:

Date:

ANNEX 2 TO EXHIBIT K

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.  As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.  In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.  The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.  The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.  The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6.  Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Transferee

By:
Name:
Title:

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT L

REQUEST FOR RELEASE

[Substitution of Deleted Mortgage Loans
or
Mortgage Loans Paid in Full]

____________________________________ Mortgage Loan Files

_____________________ hereby certifies that he/she is an officer of _____________________, holding the office set forth beneath his/her signature, and hereby further certifies as follows:

(Check One)

□	With respect to the mortgage loans described in the attached schedule, each such mortgage loan constitutes a “Substitute Mortgage Loan” (as the term is defined in the Pooling and Servicing Agreement).

□	With respect to the “Mortgage Loans” (as the term is defined in the custodial agreement) described in the attached schedule:

All payments of principal, premium (if any), and interest have been made with respect to the following:

Loan Number: _________________________________

Borrower’s Name: ______________________________

County: ______________________________________

We hereby certify that all amounts to be received in connection with such payments have been received.

______________________________

Dated: ______________________

/ / Vice President

/ / Assistant Vice President

L-1

EXHIBIT M

REQUEST FOR RELEASE AND RECEIPT
[For Servicing and Foreclosure]

_____________________________________ Mortgage Loan Files

LOAN INFORMATION

Name of Mortgagor:  __________________________________

Loan No.:   __________________________________

The undersigned hereby acknowledges that it has received from FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as Custodian for ____________________ Mortgage Loan Files, the documents referred to below (the “Documents”). All capitalized terms not otherwise defined in this Request for Release and Receipt shall have the meanings ascribed to them in the Custodial Agreement dated as of __________________ among ___________________ and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as Custodian (the “Custodial Agreement”).

[complete as necessary]

The undersigned hereby acknowledges an agrees as follows:

(1) The undersigned shall hold and retain possession of the Documents in trust for the benefit of __________________, solely for the purposes provided in the Custodial Agreement.

(2) The undersigned shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the undersigned assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

(3) The undersigned shall return each and every Document previously requested from the Mortgage File to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated.

Date: _____________________

NAME

By:
Name:
Title:

M-1

EXHIBIT N-1

FORM OF ANNUAL CERTIFICATION

(Subservicer)

Re: First Horizon Alternative Mortgage Securities Trust 2007-[ ] (the “Trust”), Mortgage Pass-Through Certificates, Series 2007-[ ], issued pursuant to the Pooling and Servicing Agreement, dated as of _____ 1, 2007 (the “Pooling and Servicing Agreement”), among First Horizon Asset Securities Inc., as depositor (the “Depositor”), First Horizon Home Loans, a division of First Tennessee Bank National Association, as master servicer (the “Master Servicer”) and The Bank of New York, as trustee (the “Trustee”)

I, [identify the certifying individual], a [title of certifying individual] of [name of company] (the “Company”), hereby certify to the Depositor, the Trustee, the Master Servicer, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Trustee] pursuant to the Pooling and Servicing Agreement (collectively, the “Company Servicing Information”);

2. Based upon my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

3. Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Pooling and Servicing Agreement has been provided to the [Depositor] [Master Servicer] [Trustee];

N-1-1

4. I am responsible for reviewing the activities performed by the Company as a servicer under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

5. The Compliance Statement required to be delivered by the Company pursuant to the Pooling and Servicing Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Pooling and Servicing Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

[Signature]
[Title]

N-1-2

EXHIBIT N-2

FORM OF ANNUAL CERTIFICATION
(Trustee)

Re: First Horizon Alternative Mortgage Securities Trust 2007-[ ] (the “Trust”), Mortgage Pass-Through Certificates, Series 2007-[ ], issued pursuant to the Pooling and Servicing Agreement, dated as of _____ 1, 2007 (the “Pooling and Servicing Agreement”), among First Horizon Asset Securities Inc., as depositor (the “Depositor”), First Horizon Home Loans, a division of First Tennessee Bank National Association, as master servicer (the “Master Servicer”) and The Bank of New York, as trustee (the “Trustee”)

I, [identify the certifying individual], a [title of certifying individual] of the Trustee, hereby certify to the Depositor, the Master Servicer, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the report on assessment of the Trustee’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”) (collectively, the “Trustee Information”);

2. Based upon my knowledge, the Trustee Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Trustee Information;

3. Based on my knowledge, all of the Trustee Information required to be provided by the Trustee under the Pooling and Servicing Agreement has been provided to the [Depositor] [Master Servicer];

4. I am responsible for reviewing the activities performed by the Trustee as trustee under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Servicing Assessment or the Attestation Report, the Trustee has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

N-2-1

5. The Servicing Assessment and Attestation Report required to be provided by the Trustee pursuant to the Pooling and Servicing Agreement have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

[Signature]
[Title]

N-2-2

EXHIBIT O

[FORM OF] SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF
COMPLIANCE STATEMENT

The assessment of compliance to be delivered by [the Master Servicer] [Trustee] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

SERVICING CRITERIA

Reference	Criteria	Responsible Party *
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Master Servicer Trustee

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Master Servicer Trustee

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Master Servicer

Cash Collection and Administration

1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
Master/Sub Servicer (Certificate Account)

* Unless otherwise mutually agreed upon by the parties.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Master Servicer Trustee

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Master/Sub Servicer

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Master/Sub Servicer Trustee

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
Trustee (Distribution Account)*; Master/Sub Servicer (Certificate Account)

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Master/Sub Servicer Trustee

Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
Trustee

*Pending further clarification from the SEC.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in other terms set forth in the transaction agreements.	Master Servicer Trustee

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Trustee

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Trustee

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Master/Sub Servicer

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	Master/Sub Servicer

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Master/Sub Servicer

1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
Master/Sub Servicer

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Master/Sub Servicer

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
Master/Sub Servicer

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements
Master/Sub Servicer

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
Master/Sub Servicer

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Master/Sub Servicer

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
Master/Sub Servicer

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
Master/Sub Servicer

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
Master/Sub Servicer

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
Master/Sub Servicer

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Master/Sub Servicer

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Trustee*, Master/Sub Servicer

[NAME OF MASTER SERVICER] [NAME OF TRUSTEE] [NAME OF CO-TRUSTEE] [SUBSERVICER]

Date:

By:
Name:
Title:

*Solely with respect to disbursements to the enhancement provider required by the transaction documents.

EXHIBIT P

[FORM OF] LIST OF ITEM 1119 PARTIES
FIRST HORIZON ALTERNATIVE MORTGAGE SECURITIES TRUST 200_-___

Mortgage Pass-Through Certificates,
Series 200__-___

Party	Contact Information

P-1

EXHIBIT Q

FORM OF SARBANES-OXLEY CERTIFICATION
(Replacement of the Master Servicer)

I, [identify the certifying individual], a [title of certifying individual] of First Horizon Home Loans, a division of First Tennessee Bank National Association (the “Company”), hereby certify that:

1. I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of First Horizon Alternative Mortgage Trust 2007-AA3 (the “Exchange Act Reports”);

2. Based upon my knowledge, the Exchange Act Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Reports;

4. I am responsible for reviewing the activities performed by the Company as master servicer under the Pooling and Servicing Agreement and, based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB (the “Compliance Statements”), and except as disclosed in the Exchange Act Reports, the Company has fulfilled its obligations as master servicer under the Pooling and Servicing Agreement; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K. [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, sub-servicer, co-servicer, depositor or trustee].

Date:

[Signature]
[Title]

Q-1